UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

METROPOLITAN BANK HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14-6(i)1) and 0-11.

Metropolitan Bank Holding Corp.
99 Park Avenue, 12th Floor
New York, New York 10016
(212) 659-0600
May 5, 2023
Dear Stockholder:
We cordially invite you to attend the Annual Meeting of Stockholders of Metropolitan Bank Holding Corp. (the “Company”). The Annual Meeting will be held on Wednesday, May 31, 2023 at 9:00 a.m., local time. In order to provide expanded access, improved communication and cost savings for our stockholders, we are holding our Annual Meeting in a virtual meeting format only. We believe that hosting a virtual meeting will also enable more of our stockholders to attend and participate in the meeting since our stockholders can participate from any location around the world with internet access. You will not be able to attend the Annual Meeting physically although you can attend from any location with an Internet connection. To be admitted to the Annual Meeting, you must go online to www.meetnow.global/MKW5NHJ. To login to the virtual meeting you must join as a “Shareholder” and follow the applicable instructions set forth below under “How to Attend the Annual Meeting.” You may vote or ask questions during the Annual Meeting by following the instructions available on the meeting website during the meeting.
The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the Company’s results of operations. Also enclosed for your review is the Company’s Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance.
The Annual Meeting is being held so that stockholders may be given the opportunity to: (1) elect four directors; (2) ratify the appointment of Crowe LLP as the independent registered public accounting firm for the year ending December 31, 2023; (3) cast a non-binding advisory vote to approve the compensation of our Named Executive Officers; and (4) cast a non-binding advisory vote on the frequency of future advisory votes on Named Executive Officer compensation. The Board of Directors unanimously recommends a vote “FOR” each of the director nominees and the ratification of the independent registered public accounting firm, recommends the approval of, on a non-binding advisory basis, the compensation of the Named Executive Officers, and recommends a vote, on an advisory basis, to conduct future advisory votes on Named Executive Officer compensation every year.
It is important that your shares be represented at the Annual Meeting, whether or not you plan to attend virtually. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the postage-paid envelope provided so that your shares will be represented at the Annual Meeting. Alternatively, you may vote via the Internet or by telephone. Instructions and applicable deadlines for voting via the Internet or by telephone are set forth on the enclosed proxy card. You may revoke your proxy at any time before its exercise, and you may attend the Annual Meeting and vote virtually, even if you have previously returned your proxy card or voted via the Internet or by telephone. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder and to register in advance to vote virtually at the Annual Meeting.
We thank you for your prompt attention to this matter and appreciate your support.
Sincerely,
Mark R. DeFazio
President and Chief Executive Officer

Metropolitan Bank Holding Corp.
99 Park Avenue, 12th Floor
New York, New York 10016
(212) 659-0600
NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 31, 2023
Notice is hereby given that the Annual Meeting of Stockholders of Metropolitan Bank Holding Corp. (the “Annual Meeting”) will be on May 31, 2023 at 9:00 a.m., local time. The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the annual meeting physically. To be admitted to the Annual Meeting, you must go online to www.meetnow.global/MKW5NHJ. To login to the virtual meeting you must join as a “Shareholder” and follow the applicable instructions set forth below under “How to Attend the Annual Meeting.”
A Proxy Statement for the Annual Meeting is enclosed. The Annual Meeting is to consider and act on:
1.
the election of four directors;

2.
the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;

3.
a non-binding advisory vote to approve the compensation of our Named Executive Officers (“Say-on-Pay” vote);

4.
a non-binding advisory vote with respect to the frequency of future Say-on-Pay votes; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.
Stockholders of record at the close of business on April 6, 2023 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.
EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO VOTE THEIR PROXY WITHOUT DELAY. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY FILING WITH THE SECRETARY OF METROPOLITAN BANK HOLDING CORP. A WRITTEN REVOCATION OR VOTING A PROXY BEARING A LATER DATE.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
The Proxy Statement, Proxy Card and Annual Report are available at www.edocumentview.com/MCB.
By Order of the Board of Directors
Michele Weber
Corporate Secretary
New York, New York
May 5, 2023

PROXY STATEMENT
Metropolitan Bank Holding Corp.
99 Park Avenue, 12th Floor
New York, New York 10016
(212) 659-0600
ANNUAL MEETING OF STOCKHOLDERS
May 31, 2023
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Metropolitan Bank Holding Corp. (the “Company”) to be used at the Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on May 31, 2023 at 9:00 a.m., local time. The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the annual meeting physically. To be admitted to the Annual Meeting, you must go online to www.meetnow.global/MKW5NHJ. To login to the virtual meeting, you must join as a “Shareholder” and follow the applicable instructions set forth below under “How to Attend the Annual Meeting.” We anticipate that the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement will begin being mailed to stockholders on or about May 5, 2023.
MATTERS TO BE CONSIDERED
The purpose of the Annual Meeting is to vote to elect four directors, ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (“Say-on-Pay” vote), and approve, on a non-binding advisory basis, the frequency of future Say-on-Pay votes.
You may be asked to vote on other matters that may properly be submitted to a vote at the Annual Meeting. The Company could adjourn or postpone the meeting for the purpose, among others, of allowing additional time to solicit proxies.
WHO CAN VOTE
The Board has fixed April 6, 2023 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Company common stock as of the close of business on such date will be entitled to vote at the Annual Meeting. On April 6, 2023, 11,211,274 shares of Company common stock were outstanding.
HOW TO ATTEND THE ANNUAL MEETING
If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. To attend the meeting, you must go online to www.meetnow.global/MKW5NHJ, join as a “Shareholder” and enter the control number found on your proxy card.
If you hold your shares through an intermediary, such as a bank or broker, and you wish to participate at the Annual Meeting, you must register in advance. To register to attend the Annual Meeting you must submit proof of your proxy power (legal proxy) as noted below reflecting your Metropolitan Bank Holding Corp. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time on Thursday, May 25, 2023.
You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare at the following:
By email:
Forward the email from your broker granting you a legal proxy, or attach an image of your legal proxy, to legalproxy@computershare.com.
By mail:
Computershare
Metropolitan Bank Holding Corp. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it, you may call (888) 724-2416.
HOW TO VOTE
You may vote your shares by completing and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope or by attending the Annual Meeting and voting on the meeting website. Alternatively, you may vote your shares via the Internet or by telephone by following the directions on the enclosed proxy card. You should complete and return the proxy card accompanying this document or vote via the Internet or by telephone to ensure that your vote is counted at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to vote at the Annual Meeting. To register, please follow the instructions set forth above under “How to Attend the Annual Meeting.” Proxies solicited on behalf of the Board of Metropolitan Bank Holding Corp. will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” each of the director nominees, “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm, “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers and “FOR” holding an advisory vote on the compensation of the Named Executive Officers every year.
If you hold your shares through an intermediary, such as a bank or broker (i.e., in street name), it is critical that you cast your vote if you want it to count in the election of directors ( Proposal 1) and the advisory (non-binding) proposals to approve the compensation of our Named Executive Officers (Proposal 3) and the frequency of future Say-on-Pay votes (Proposal 4). Current regulations restrict the ability of your bank, broker or other holder of record to vote your shares in the election of directors and certain other matters on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank, broker or other holder of record on how to vote in the election of directors, and the advisory (non-binding) proposals to approve the compensation of our Named Executive Officers and the frequency of future Say-on-Pay votes, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your bank, broker or other holder of record, however, does continue to have discretion to vote any shares for which you do not provide instructions on how to vote on the ratification of the appointment of the independent registered public accounting firm (Proposal 2). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.
REVOCATION OF PROXIES
Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by: (1) sending written notice of revocation to the Secretary of Metropolitan Bank Holding Corp. at 99 Park Avenue, 12th Floor, New York, New York, 10016; (2) delivering a later-dated proxy; or (3) by attending the Annual Meeting and voting on the meeting website. Attendance at the Annual Meeting by any stockholder who had returned a proxy does not revoke such proxy unless the stockholder votes on the meeting website at the Annual Meeting. If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder and to register in advance to attend and to vote at the Annual Meeting.
QUORUM
The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted to determine that a quorum is present.
VOTE REQUIRED FOR EACH PROPOSAL
As to the election of directors, a stockholder may vote FOR any nominee proposed by the Board or WITHHOLD authority to vote for any nominee being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the Annual Meeting.
As to the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm, a stockholder may: (1) vote FOR the proposal; (2) vote AGAINST the proposal; or (3) ABSTAIN from voting on such proposal. The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is required to ratify the appointment of Crowe LLP as the independent registered public accounting firm for the year ending December 31, 2023. Broker non-votes and abstentions will have no effect on the outcome of the vote.
As to the advisory vote with respect to Named Executive Officer compensation, a stockholder may: (1) vote FOR the proposal; (2) vote AGAINST the proposal; or (3) ABSTAIN from voting on such proposal. The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting or by proxy is required to approve, on an advisory basis, the compensation of the Named Executive Officers. Abstentions and broker non-votes are voted neither “for” nor “against,” and have no effect on the vote. As an advisory vote, the vote on Named Executive Officer compensation is not binding on the Company, the Board or the Compensation Committee. However, the Company, the Board, and the Compensation Committee will consider the voting results when making future compensation decisions for the Named Executive Officers.
As to the advisory vote with respect to the frequency with which Named Executive Officer compensation should be put to a vote, a stockholder may vote for: (1) every year, (2) every two years, or (3) every three years. The affirmative vote of a plurality of the votes cast on the proposal at the Annual Meeting or by proxy is required to approve, on an advisory basis, the frequency with which Named Executive Officer compensation should be put to a vote. This means that the option for holding an advisory vote every year, every two years, or every three years receiving the greatest number of votes will be considered the preferred frequency of the stockholders. Abstentions and broker non-votes are voted neither “for” nor “against,” and have no effect on the vote. As an advisory vote, the vote on the frequency with which Named Executive Officer compensation should be put to a vote is not binding on the Company, the Board or the Compensation Committee. However, the Company, the Board, and the Compensation Committee value the opinions of the stockholders as expressed through their vote and other communications and will consider the results of this advisory vote when making future decisions about the frequency of the say on pay vote.
RECOMMENDATION OF THE BOARD
The Board has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders, and the Board unanimously recommends a vote “FOR” the election of the director nominees, “FOR” the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm, “FOR” the compensation of the Named Executive Officers and “FOR” holding an advisory vote on the compensation of the Named Executive Officers every year.

STOCK OWNERSHIP
Holders of record of Metropolitan Bank Holding Corp.’s shares of common stock as of the close of business on April 6, 2023 are entitled to one vote for each share then held. As of April 6, 2023, there were 11,211,274 shares of common stock issued and outstanding. The following table sets forth, as of April 26, 2023, the shares of common stock beneficially owned by each of the Company’s current directors, by each of the executive officers set forth in this proxy statement (the “Named Executive Officers”), by all directors and officers as a group and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock. The mailing address for each of the Company’s directors and Named Executive Officers is 99 Park Avenue, 12th Floor, New York, New York 10016.
Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1)	Percent of Shares of Common Stock Outstanding
Five Percent Stockholders
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	927,523(2)	8.5%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	795,052(3)	7.3%
Macquarie Group Limited 50 Martin Place Sydney, New South Wales Australia	760,540(4)	7.0%
T. Rowe Price Investment Management, Inc. 101 E. Pratt Street Baltimore, MD 21201	655,244(5)	6.0%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	568,824(6)	5.2%
Directors and Nominees
Mark R. DeFazio	373,345(7)	3.3%
Anthony J. Fabiano	7,533	*
Dale C. Fredston	13,668	*
David J. Gold	22,231	*
Harvey M. Gutman	15,143	*
Terence J. Mitchell	13,026(8)	*
Chaya Pamula	3,563	*
Robert C. Patent	161,082(9)	1.4%
Maria F. Ramirez	28,057(10)	*
William Reinhardt	16,280	*
Katrina Robinson	3,563	*
George J. Wolf, Jr.	24,215	*
Named Executive Officers
Laura Capra	28,477	*
Scott Lublin	53,374	*
Nick Rosenberg	30,596(11)	*
Gregory Sigrist	15,442	*
All directors and named officers as a group (19 persons)	844,484	7.5%

*
Less than 1%.

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table of any shares of common stock over which he or she has sole or shared voting or investment power or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Beneficial ownership includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership. Unless otherwise noted, all shares are owned of record or beneficially by the named person.

(2)
Based on information contained in a Schedule 13G /A filed with the U.S. Securities and Exchange Commission on February 3, 2023.

(3)
Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 9, 2023.

(4)
Based on information contained in a Schedule 13G filed with the U. S. Securities and Exchange Commission on February 14, 2023. Macquarie Group Limited, Macquarie Management Holdings, Inc., Macquarie Investment Management Business Trust and Delaware Small Cap Value Fund may be deemed to share voting and dispositive power over the Common Stock held by Macquarie Group Limited.

(5)
Based on information contained in a Schedule 13G filed with the U. S. Securities and Exchange Commission on February 14, 2023.

(6)
Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 9, 2023.

(7)
Includes 220,200 shares underlying stock options that are currently exercisable.

(8)
Shares are pledged as security.

(9)
Includes 69,004 shares held by a partnership and 1,000 shares held by Mr. Patent’s spouse.

(10)
Includes 1,000 shares held by Ms. Ramirez’s spouse.

(11)
Includes 520 shares held by Mr. Rosenberg’s children.

PROPOSAL 1 — ELECTION OF DIRECTORS
The Company’s Board is currently comprised of twelve members. The Company’s Bylaws provide that directors are divided into three classes, as nearly equal in number as possible, with one class of directors elected annually. The Company’s directors are generally elected to serve for a three-year period and until their respective successors have been elected and qualified. Four directors will be elected at the Annual Meeting. The Corporate Governance and Nominating Committee (the “Governance Committee”) of the Board has nominated Anthony J. Fabiano, Robert C. Patent, Maria Fiorini Ramirez and William Reinhardt for election as directors for three-year terms. The nominees are currently directors of Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank (the “Bank”).
The Company has maintained a classified board since its formation in 1999. We believe this structure promotes continuity and stability of leadership. Electing directors to staggered three-years terms helps ensure that a majority of our directors have prior experience with and knowledge of our business and strategy. It further allows the directors to make decisions that benefit the Company in the long-term and not just focus on maximizing a short-term profit, which we believe ultimately is in the best interest of our stockholders. The stability of a three-year term of office also facilitates our ability to recruit and retain highly qualified directors.
The Board recommends a vote “FOR” the election of the nominees.
It is intended that the proxies solicited on behalf of the Board (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting to elect the proposed nominees. If a nominee is unable to serve, the shares represented by such proxies will be voted to elect such substitute as the Board of Directors may determine. At this time, the Board knows of no reason why any of the nominees might be unable to serve, if elected.
The biographies of each of the nominees, continuing board members and executive officers are set forth below. With respect to directors and nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes, or skills that caused the Governance Committee to determine that the person should serve as a director. Each director of Metropolitan Bank Holding Corp. is also a director of Metropolitan Commercial Bank. Ages are as of December 31, 2022.
Nominees with Terms Ending in 2026
Anthony J. Fabiano

Director
Director Since: 2020
Age: 62
Anthony J. Fabiano served as Executive Vice President and Chief Financial Officer of Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank from June 2018 until September 2020. He has more than 40 years of experience across a broad range of finance, accounting and management disciplines, primarily in the banking sector. Prior to joining the Company, Mr. Fabiano was President, Chief Operating Officer and a member of the Board of Directors at Hudson City Bancorp from September 2014 to November 2015. Before that, Mr. Fabiano was Executive Vice President — Finance and Administration from July 2012 to September 2014. Mr. Fabiano also served as Hudson City’s Principal Accounting Officer. He joined Hudson City Bancorp in 2006. Before Hudson City Bancorp, he served as the Chief Financial Officer of Sound Federal Bancorp from 1998 to 2006 and at MSB Bancorp from 1992 to 1998. Mr. Fabiano was employed by KPMG from 1982 until 1992. Mr. Fabiano is a CPA and is a member of the American Institute of CPAs and the New York State Society of CPAs. Mr. Fabiano received a B.S. from Manhattan College and attended the National School of Banking at Fairfield University. His broad, extensive banking, financial, accounting and SEC reporting experience make him an asset to the Board.

Robert C. Patent

Director
Director Since: 1999
Age: 72
Robert C. Patent has over 45 years of experience in real estate investment and served as President of Colby Capital Corporation, a private investment firm engaged in the acquisition, restructuring and financing of real estate assets. Mr. Patent served as a director of New York Federal Savings Bank, a federally chartered thrift institution, from 1989 until its sale to Flushing Financial Corporation in 1997. Mr. Patent received a B.B.A. from The George Washington University. His prior board experience, long track record of real estate investment and knowledge of the Bank’s market provide significant expertise to the Board.
Maria Fiorini Ramirez

Director
Director Since: 2014
Age: 74
Maria Fiorini Ramirez is the founder, President and Chief Executive Officer of Maria Fiorini Ramirez, Inc., an independent global economic and financial consulting firm founded in 1992. Before founding her own firm, Ms. Ramirez was Managing Director and Money Market Economist at Drexel Burnham Lambert Incorporated. She served as a director for other banking companies between 1989-2009, including Sovereign Bancorp, Independence Community Bank and Statewide Savings Bank. Ms. Ramirez also currently serves as a director of Security Mutual Life, Binghamton, New York, and The Brooklyn Hospital in Brooklyn, New York. Ms. Ramirez received a B.A. from Pace University. Her prior board experience and deep financial and economic knowledge and expertise make her a valuable contributor to Board deliberations.
William Reinhardt

Director and Chairman
Director Since: 2013
Age: 76
William Reinhardt has been a Senior Director of Alvarez & Marsal, a global professional services and consulting firm focused on financial services clients, since 2008. Before joining Alvarez & Marsal, he was an Assistant Deputy Comptroller for Community Banks in the Northeastern District of the Office of Comptroller of the Currency, responsible for regulatory oversight over more than 200 community and regional banks as well as federal branches. He served on numerous interagency committees to address emerging issues and determine the most effective approach in dealing with them. Mr. Reinhardt received a B.A. from LIU Post, formerly known as C.W. Post Campus of Long Island University, and a degree from the Graduate School of Banking at the University of Wisconsin. Mr. Reinhardt qualifies as an Audit Committee Financial Expert. His financial expertise and regulatory and banking experience are important contributions to Board deliberations and oversight.
Directors with Terms Ending in 2024
Mark R. DeFazio

Director, President and Chief Executive Officer
Director Since: 1999
Age: 59
Mark R. DeFazio is a founding member of Metropolitan Commercial Bank and has served as the Bank’s President since its inception in 1999. In 2002, Mr. DeFazio was appointed to the additional role of Chief Executive Officer by the Board. Prior to founding Metropolitan Commercial Bank, Mr. DeFazio was employed by Israel Discount Bank for 13 years, where he rose to the role of Senior Vice President and Head of Commercial Real Estate. He started his banking career in 1982 with Richmond County Savings Bank in Staten Island, New York, where he held several positions in operations, audit, and real estate lending. His broad, extensive banking and real estate experience make him an invaluable asset to the Board.

Harvey M. Gutman

Director
Director Since: 2008
Age: 76
Harvey M. Gutman has been active in real estate and retail development since 1990, and is President and Founder of Brookside Advisors, LLC, a real estate consulting and development company established in 2006. Before founding Brookside, he served for 16 years as Senior Vice President for Retail Development at Pathmark Stores, Inc., where he was responsible for Pathmark’s retail development program, including site identification, development, approval, legal and compliance, planning, design, construction, and property administration. As Senior Vice President at Pathmark, Mr. Gutman was responsible for almost 10 million square feet of supermarket, distribution, office, and other commercial space. Additionally, he was responsible for investor communications and public relations. For the 14 years before assuming that position, Mr. Gutman was VP Grocery and Frozen Merchandising, VP Non-Foods and Pharmacy Merchandising and VP Strategic Planning and Research at Pathmark. For five years before joining Pathmark, Mr. Gutman was Director of Research at Abraham & Straus Department Stores. Mr. Gutman also currently serves as a director of two ARCTRUST private REITs, is a member of the International Council of Shopping Centers, and previously served on the boards of the New Jersey Food Council and the Food Industry Alliance of New York. He received a B.A. from Rutgers University and an M.B.A. from The Wharton School. Mr. Gutman’s extensive retail and real estate background and strategic planning experience make him a valuable member of the Board.
Katrina Robinson

Director
Director Since: 2021
Age: 40
Katrina Robinson is the CEO of Teton Trust Company LLC, a Wyoming chartered trust company that establishes and administers trusts with family offices and private clients globally. A lawyer admitted to practice in New York state, Ms. Robinson’s previous legal experience includes working with private family offices and ultra-high net worth clients. She also worked as a portfolio manager in international wealth management in New York. She speaks Spanish and Portuguese. A graduate of Phillips Academy Andover, Princeton University (B.A.), the University of Cambridge (MPhil) and the Benjamin Cardozo School of Law (J.D.), Ms. Robinson is a frequent speaker at conferences and seminars on cross-border succession planning and asset protection. Ms. Robinson’s legal, international business and wealth management expertise and entrepreneurial spirit make her an ideal member of the Board of Directors.
George J. Wolf, Jr.

Director
Director Since: 2001
Age: 70
George J. Wolf, Jr. has been a Managing Director at Aon Risk Solutions and the Head of the Law Firm Advisory Team since 2018. The Law Firm Advisory Team brings industry-specific experience to help law firm leaders identify and implement operational improvements geared to financial stability, growth, and partnership challenges. Services include, but are not limited to, succession and retirement planning, partner compensation, financial management, mergers and acquisitions, as well as leadership consulting and coaching. Mr. Wolf had been the Managing Director of the law firm Herrick, Feinstein from 1993 until 2017. He was responsible for financial, administrative and strategic planning aspects of the firm, and was a permanent full voting member of the firm’s Executive Committee. Before joining Herrick, Feinstein, he spent 14 years in a similar role at Webster & Sheffield and two years as a director and shareholder at Hildebrandt International — a worldwide leader in law firm consulting. Mr. Wolf founded and is the Chairman and President of The Greg Wolf Fund (the “Fund”), a charitable organization that was established in memory of his son, Gregory, who lost his battle to leukemia in 2005. The Fund supports patients and their families in their fight against all blood cancers and has funded numerous blood cancer research initiatives with The Hospital at the University of Pennsylvania, Philadelphia, Pennsylvania and Saint Bartholomew’s

Hospital, London, England. Mr. Wolf received a B.S. from Villanova University. His financial, administrative and strategic planning experience provides essential insights to Board deliberations.
Directors with Terms Ending in 2025
Dale C. Fredston

Director
Director Since: 2016
Age: 70
Dale C. Fredston has over 30 years of experience as in-house counsel to a wide range of financial service companies. She served as Executive Vice President and General Counsel of Sterling National Bank and its public holding company, Sterling Bancorp from 2002 to 2015. Before joining Sterling, Ms. Fredston was Senior Vice President, General Counsel and Corporate Secretary of Bank of America’s commercial finance subsidiary. Her experience includes financing transactions, mergers and acquisitions, banking and securities law compliance, risk management, corporate governance, general corporate matters and management of litigation. Ms. Fredston received a B.A. from Wellesley College and a J.D. from the Columbia University School of Law. Her broad knowledge of legal, regulatory and compliance matters in the banking industry, as well as her financial, public company, corporate governance and risk management experience, inform the Board in these areas.
David J. Gold

Director
Director Since: 2016
Age: 48
David J. Gold is a partner at AdvisIRy Partners Group LLC, a consulting firm that provides strategic and capital markets advisory services to senior management of publicly held companies. In 2022, Mr. Gold was appointed New York City Commissioner of City Planning by Mayor Eric Adams. For nearly two decades, Mr. Gold was an equity analyst at a Wall Street firm. He is a Chartered Financial Analyst, as well as a member of the National Association of Corporate Directors, the CFA Institute and the Real Estate Board of New York. Separately, Mr. Gold is a licensed real estate broker and for nearly 20 years, he has been involved in real estate investments. He received a B.S. from the New York University Stern School of Business and a J.D. from the Benjamin N. Cardozo School of Law. Mr. Gold earned a CERT Certificate in Cyber Oversight issued by the Software Engineering Institute of Carnegie Mellon University. Mr. Gold qualifies as an Audit Committee Financial Expert. Mr. Gold is also active with several non-profits that support public safety and education. Mr. Gold’s strategic planning and credit analysis experience, as well as his capital markets expertise and knowledge of the real estate industry are essential to Board oversight and deliberations.
Terence J. Mitchell

Director
Director Since: 2017
Age: 70
Terence J. Mitchell has over 40 years of experience in retail banking, and served as Executive Vice President and Chief Retail Officer of Dime Community Bank from December 2010 through his retirement in June 2016. Before joining Dime, Mr. Mitchell served as President of Consumer Banking of Independence Community Bank and Executive Vice President of Retail Banking at Sovereign Bank. He has a deep knowledge of the local community and market and has also served on the boards of several Brooklyn non-profit and public interest organizations. Mr. Mitchell received a B.B.A. from Iona College. His extensive retail and consumer banking experience results in important contributions to the Board.

Chaya Pamula

Director
Director Since: 2021
Age: 57
Chaya Pamula is co-founder, President and CEO of PamTen Inc. and founder of SheTek and SOFKIN. PamTen provides technology information services to a diverse set of clients. SheTek is a not-for-profit organization with a mission to increase the percentage of women represented in the technology industry by creating a pipeline of talent that is highly skilled and job ready. SOFKIN is a non-profit organization that creates loving and caring homes for needy and underprivileged children in India. In addition, Ms. Pamula is on the board of various industrial associations, social impact organizations, and a speaker at many technology and social change events and has received numerous awards for her philanthropy and entrepreneurship. Ms. Pamula holds a Masters in Business Administration from Osmania University in India and has completed the Harvard Business School Executive Education Program. Ms. Pamula’s more than 25 years of information technology experience, including productivity initiatives that involved business process improvement, business transformation/re-engineering and IT portfolio optimization, along with her dedicated non-for-profit endeavors, makes her a valuable asset to the Board.
Executive Officers Who Are Not Directors
Dixiana M. Berrios

Executive Vice President and Chief Operating Officer
Dixiana M. Berrios became Executive Vice President and Chief Operating Officer of Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank in July 2020. Before joining the Company, Ms. Berrios had served as Executive Vice President and Director of Bank Operations of Amalgamated Bank, New York, New York, from 2011 until 2020. Prior to her employment with Amalgamated Bank, Ms. Berrios served in several roles for Sterling National Bank from 1996 until 2011, including Senior Vice President and Director of Bank Operations at the time of her departure. Ms. Berrios holds a B.A. from The University of Alabama and an M.A. from the Fletcher School of Law and Diplomacy at Tufts University. Age 50.
Laura Capra

Executive Vice President and Head of Retail Banking
Laura Capra is Executive Vice President and Head of Retail Banking at Metropolitan Commercial Bank. Ms. Capra joined Metropolitan Commercial Bank in 2012. Prior to joining Metropolitan Commercial Bank, Ms. Capra was a Senior Vice President, District Executive at Sovereign/Santander Bank from 2006 until 2012. Ms. Capra’s 30 years of experience strongly supports her current responsibilities, which include leading and managing the Bank’s retail network and implementing strategies to achieve deposit growth, improved profitability, and operational efficiency while providing a best-in-class customer experience. Ms. Capra spent the early years of her career with Independence Community Bank, where she was responsible for spearheading the expansion of its retail banking network throughout Manhattan. Ms. Capra attended Middlesex County College, Edison, New Jersey. Age 55.
Michael A. Guarino

Executive Vice President and General Counsel
Michael A. Guarino is Executive Vice President and General Counsel at Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank. He is an experienced regulatory and commercial lending attorney with 40 years of banking experience, including over 25 years as in-house counsel at several banks. He joined Metropolitan Commercial Bank in 2009 after 13 years at Israel Discount Bank, where he served, among other capacities, as Deputy General Counsel, Compliance Officer, AML-BSA Officer, Risk Management Liaison, CRA Officer, and Assistant Secretary. Before Israel Discount Bank, Mr. Guarino served for ten years in various compliance and legal capacities at First Fidelity/First Union Bank of New Jersey, and before that, for eight years as Assistant Treasurer and Legal Analyst at Chase Manhattan Bank. Mr. Guarino received a B.A. from Rutgers University and a J.D. from Seton Hall Law School. Age 69.

Scott Lublin

Executive Vice President and Chief Lending Officer
Scott Lublin has served as Executive Vice President and Chief Lending Officer at Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank since April 2018. From January 2013 to April 2018, Mr. Lublin served as Executive Vice President at BankUnited, where he managed their New York City commercial real estate lending group. From 2008 until 2013, Mr. Lublin served as Senior Vice President of Metropolitan Commercial Bank’s commercial real estate business. Before that, Mr. Lublin served as an Administrative Vice President at M&T Bank’s commercial real estate group. Mr. Lublin has more than 30 years of experience in banking and has primarily focused on commercial real estate lending. Mr. Lublin earned a B.S. at SUNY Buffalo and an M.B.A. at Fordham University. Age 56.
Nick Rosenberg

Executive Vice President and Head of Global Payments
Nick Rosenberg is Executive Vice President and Head of Global Payments at Metropolitan Commercial Bank. He joined Metropolitan Commercial Bank in 2001 and served as Executive Vice President and Chief Technology Officer from 2001 through October 2018, when he was promoted to Executive Vice President and Head of Global Payments. He is responsible for leading the Bank’s Global Payments Group, which ensures that the Bank’s end-to-end global payment processing services implement the latest technology to ensure efficient and reliable service. The Global Payments Group is responsible for the Bank’s debit card, global remittance, and multi-currency settlement businesses. Before joining the Bank, Mr. Rosenberg served as the Technology Director of PDT Limited, a designer and manufacturer of consumer electronics products for large U.K., European and pan-Asian companies, based in Manchester, United Kingdom. He is formally accredited as a Chartered Engineer and Member of the Institute of Engineering and Technology (UK) and Institute of Electrical and Electronics Engineers (USA). Mr. Rosenberg holds a BSc with Honors from the Open University, United Kingdom and completed a postgraduate thesis in Development in Engineering and Technology. Age 51.
Norman Scott

Senior Vice President and Chief Credit Officer
Norman Scott became Senior Vice President and Chief Credit Officer of Metropolitan Bank Holding Corp. in September 2021. Mr. Scott has over 33 years of commercial banking experience, and prior to joining Metropolitan Commercial Bank, worked at Lloyds Banking Group from 2009 until July 2021, last serving as the Head of Corporate Credit — North America. Mr. Scott graduated as a Member of the Chartered Institute of Bankers in Scotland, with a Bachelor’s Degree in Banking and Finance. Age 51.
Gregory A. Sigrist

Executive Vice President and Chief Financial Officer
Gregory A. Sigrist became Executive Vice President and Chief Financial Officer of Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank in September 2020. Before joining the Company, Mr. Sigrist served as the Executive Vice President and Chief Financial Officer of Columbia Banking System, Inc. and its wholly owned subsidiary Columbia State Bank, from June 2018 until February 2020. Prior to his tenure at Columbia Banking System, Inc., Mr. Sigrist spent 12 years with Morgan Stanley as a Managing Director in several senior financial roles, including Chief Financial Officer of Morgan Stanley Bank, N.A. from 2014 to early 2018. Prior to that, he served for five years as Vice President, Corporate Accounting Policy/M&A Finance with Citigroup. Mr. Sigrist built the foundation of his career with Ernst & Young and McGladrey & Pullen in senior auditing roles of financial services clients including regional and community banks before transitioning into the banking industry in 2001. Mr. Sigrist is a CPA. Mr. Sigrist received a B.S. in Accounting with University Honors from Illinois State University. Age 55.
Board Independence
The Board has determined that each of the Company’s directors, with the exception of Mark R. DeFazio and Anthony J. Fabiano, is “independent” as defined in the listing standards of the New York Stock Exchange (“NYSE”). Mr. DeFazio is not independent because he is an executive officer of Metropolitan Bank Holding Corp. and Mr. Fabiano is not independent because he was an executive officer of Metropolitan Bank Holding Corp. within the last three years.

Director Skills
The Governance Committee evaluates a matrix that identifies certain skills that it considers particularly valuable in the effective oversight of the Company and its business. The following matrix depicts those skills and the number of directors who have significant strength and experience in such areas, highlighting the diversity of skills on the Board. In addition to the skills listed below, the Board also has directors with experience and expertise in the areas of legal and compliance, government/regulatory and operations. The matrix does not encompass all of the knowledge, skills, or experiences of our directors, and the fact that a particular skill is not listed does not mean that a director does not possess the skill. In addition, the lack of a particular knowledge, skill, or experience with respect to any of our directors does not mean the director is unable to contribute to the decision-making process in that area. The degree and type of knowledge, skills, and experience listed below may vary among the board members. As and when board refreshment takes place, the Board of Directors plans to seek candidates with skills and experience in areas in need of further enhancement, including technology, information security, cybersecurity, and ESG.

Skill		# of Directors
Industry Knowledge	Experience in banking, financial services, lending, electronic payments, prepaid cards, and fintech	10/12
Financial Expertise/ Accounting/Auditing	Experience in finance, accounting, and/or auditing	11/12
Commercial/Real Estate Knowledge	Knowledge of real estate markets and financing	6/12
Environmental, Social & Governance	Experience with ESG practices	6/12
Executive Experience	Experience as a CEO and/or Business Head	11/12
Risk Management	Experience in management of business risk at a complex organization	8/12
Technology/Information Security/Cybersecurity	Knowledge of cybersecurity, innovative technology and information technology	3/12
Strategic Planning	Experience in setting goals and creating a roadmap for the future of an organization	12/12
Human Capital Management/Compensation	Experience in hiring and retaining the right people, managing a workforce effectively and optimizing productivity	9/12

Board Diversity
The Board and Governance Committee strongly believe that the Board and the Company benefit from having directors with a diversity of gender, race, ethnicity, viewpoints, and experiences. The charts below depict the diversity of the Board.

(1)
Of the diverse directors, one is African American/Black, one is Asian/Hawaiian or Pacific Islander, and one is Hispanic/Latino

Board Leadership Structure
The positions of Chairman of the Board and Chief Executive Officer are held by different individuals. The Chairman of the Board provides guidance to the Chief Executive Officer, is active in setting the agenda for Board meetings and presides over meetings of the Board. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company. As required by the NYSE rules, the Audit, Compensation and Governance Committees are comprised solely of directors who are independent as defined by NYSE rules.
Board’s Role in Risk Oversight
The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic, and reputational risks. The full Board (or the appropriate committee in the case of risks that are reviewed and discussed at committee meetings) receives these reports from the appropriate “risk owner” within the organization to enable the Board or appropriate committee to understand the Company’s risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chairman of the relevant committee reports on the discussion to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Board’s Role in Cybersecurity Oversight
As a financial services company entrusted with the safeguarding of sensitive information, our Board of Directors believes that a strong enterprise cybersecurity program is vital to effective cybersecurity risk management. The Board of Directors is committed to engaging in robust oversight of the Company’s cybersecurity program on an ongoing basis. The Board of Directors provides oversight of management’s efforts to address cybersecurity risk through the receipt of an Annual Information Security Report from the Bank’s Chief Information Security Officer (“CISO”), as well as periodic updates on current trends and issues. In addition, the CISO provides the Board of Directors with presentations on cybersecurity and identity theft prevention annually and the Technology Committee with quarterly information security reports. The reports and presentations that the Board and the Technology Committee of the Board of Directors receive include the threat environment and vulnerability assessments, as well as specific cyber incidents and management’s efforts to monitor, detect and prevent cyber threats to the Company. During 2022, the Enterprise Risk Management Committee, a management level committee, was also provided with the status of quarterly risk assessments and action plans by the Chief Risk Officer and/or the CISO.
References to the Company website address, www.mcbankny.com, throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s (the “SEC”) rules. These references are not intended to, and do not, incorporate the contents of the Company website by reference into this proxy statement or the accompanying materials.
Corporate Governance Guidelines
The Company maintains Corporate Governance Guidelines, which are posted on the “Corporate Governance — Governance Documents” section of the “Investors Relations” page of Metropolitan Commercial Bank’s website at www.mcbankny.com.
Director Stock Ownership Guidelines
The Corporate Governance Guidelines provide that each director is encouraged to own shares of common stock of the Company at a level that demonstrates a meaningful commitment to the Company and the Bank, and to better align the director’s interests with the Company’s stockholders. A director’s stock ownership will be one of the factors considered in deciding whether to re-nominate or appoint a director to the Board of Directors of the Company. All directors should acquire shares of the Company’s common stock with a value of at least $100,000 (which shall be measured annually in connection with the preparation of the Company’s annual meeting proxy statement). Directors are expected to meet the ownership standards within three years from their first day as a director. As of April 6, 2023, all directors have met the stock ownership guidelines, except for Ms. Pamula and Ms. Robinson, each of whom joined the Board of Directors in October 2021.
Delinquent Section 16(a) Reports
The Company’s executive officers, directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of Company common stock. SEC rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. No executive officer, director or 10% beneficial owner of shares of Company common stock failed to file ownership reports on a timely basis during 2022.
Attendance at Annual Meetings of Stockholders
Metropolitan Bank Holding Corp. does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. All of the Company’s directors attended the 2022 Annual Meeting of Stockholders.
Communications with the Board
Any stockholder who wishes to contact the Company’s Board or an individual director may do so by writing to: Metropolitan Bank Holding Corp., 99 Park Avenue, 12th Floor, New York, New York 10016, Attention: Corporate Secretary. The letter should indicate that the sender is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Secretary and are then distributed to the Board or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed. The Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
Board Meetings
The Company Board met nine times and the Bank Board met fifteen times during the fiscal year ended December 31, 2022. No director attended fewer than 75% of the total number of Board meetings and committee meetings on which he or she served (during the period in which he or she served) that were held during the fiscal year ended December 31, 2022.
Code of Ethics
The Company’s Board has adopted a code of ethics (the “Code of Ethics”) that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics is available upon written request to the Corporate Secretary, Metropolitan Bank Holding Corp., 99 Park Avenue, 12th Floor, New York, New York 10016 or via its website at www.mcbankny.com.
If the Company amends or grants any waiver from a provision of the Code of Ethics that applies to its executive officers, the Company will publicly disclose such amendment or waiver on its website and as required by applicable law.
Human Capital Resources
Our employees are vital to our success and growth and are considered one of our greatest assets. The experience, knowledge, and customer service excellence they bring everyday differentiates us from our competitors. We consider our relationship with our employees to be good. As of December 31, 2022, the Company employed 239 full-time employees, and two part-time employees, none of whom are represented by a collective bargaining unit. This is an increase of 39 employees, or approximately 19.3%, from December 31, 2021, to support our expanding businesses and to support risk management in the Company’s Compliance, Credit Administration, Global Payments Operations, Technology, BSA/Anti-Money Laundering, and Risk Management, as well as in the Lending groups and other business lines.
Talent Acquisition and Retention
The Company employs a business model that combines high-touch service, emerging technologies, and the relationship-based focus of a community bank. We offer a suite of banking and financial services to businesses and individuals that includes a growing emphasis on Banking-as-a-Service (“BaaS”). Management seeks to hire, develop, promote, and retain well-qualified employees who are aligned with the Company’s business model and reflects the community.
The Company’s selection and promotion processes are without bias and include the active recruitment of minorities and women. The ratios of women and men in the Company are 47% and 53% at December 31, 2022, respectively, which is relatively unchanged from December 31, 2021. Approximately 34.4% of the employees identified as minorities at December 31, 2022, as compared to 29.7% at December 31, 2021. Within that percentage, 19.1% identify as women, as compared to 17.3% at December 31, 2021. The Company defines minorities as the following groups based on the U.S. Department of Labor Affirmative Action definition: Black or African American, Hispanic, or Latino, Native Hawaiian or Other Pacific Islander, and American Indians/Alaskan Natives.
To attract and retain high performing talent, the Company offers competitive, performance-based compensation and a benefits plan that includes comprehensive health care coverage, a 401(k) Plan with a Company match, life and disability insurance, commuter benefits, flexible spending accounts and health savings accounts, wellness programs, Employee Assistance Program, paid time-off and leave policies, including paid maternity/paternity leave. The Company also offers an Employee Referral Program that allows employees to earn a referral bonus by recommending candidates for open positions.

Training and Development
The training and development of employees is a priority. The Company encourages and supports the growth and development of its employees and, whenever possible, seeks to fill positions by promotion and transfer from within the organization. New job openings are posted internally with guidelines for employees to apply. This allows for career advancement, and new learning opportunities, as well as benefiting the Company by organically building its bench strength to support future growth.
The Company conducts a comprehensive New Employee Orientation for all new hires. All employees are required to complete a minimum number of hours of Compliance, BSA/Anti-Money Laundering, Enterprise Risk, Information Security/Cyber Security and technical training annually via the Company’s Learning Management System (“LMS”). Employees are also periodically assigned Professional Skills training via the LMS. The Board of Directors receives on-site training in these areas as well as through the LMS. Additional Cyber Security and Information Security updates and reminders are provided periodically.
The Company provides in-person training to employees on topics such as Cybersecurity, Enterprise Risk, Compliance, Technology, Strategic Planning, Goal Setting, and Employee Health Benefits. In addition, informal learning opportunities are available for employees such as attending Committee meetings to better understand the business, meeting with senior level staff and cross-training within their own department. To further their education, employees are encouraged to attend external business-related training seminars, conferences, and networking opportunities, which are paid for by the Bank.
In 2022, the Company offered on-site training on its 401(k) Plan’s features and available investments. A licensed investment advisor delivered the educational sessions in a group setting and also provided one on one sessions for those who requested individualized guidance. In addition, the Company added its common stock as an investment option to the 401(k) Plan, which was covered in the training.
Formal Management Skills training was conducted in 2022 for those employees who were newly promoted, those seeking to be promoted and those who were interested in a refresher on the guiding principles of management. The training was conducted by the American Management Association on-site at the Company headquarters over two days. The Company will continue to offer this training in 2023 to further support the development of its employees.
The Company continues to utilize the Employee Career Path Program that it implemented in 2021 to empower employees to have direct input over their career path. The employee and their manager meet one on one to define a pathway for learning and career progression. They have regular check-ins throughout the year to ensure the employee is on track to accomplish the goals identified. A template is provided to the manager by Human Resources so both the manager and employee have the opportunity to document the goals they establish together, identify strengths and areas for development, as well as document their next meeting dates. This allows for clear and consistent communication throughout the process.
In 2022, the Company conducted on-site Diversity, Equity and Inclusion training to the Board of Directors and to all Company employees. This training will be a continued focus going forward.
The Company has an Employee Engagement Committee (“EEC”) comprised of employees from various departments who organize events to support community-based functions, employee interests, educational sessions around different cultures, and volunteering for charities, among other activities. An educational lunch and learn was presented to employees in June 2022 on the meaning of Juneteenth. It was well received by the employees and the EEC plans on delivering additional similar sessions in 2023.
Environmental, Social and Governance
In the fourth quarter of 2022, the Company formalized its Environmental, Social and Governance (“ESG”) initiative. The Company has partnered with a consulting firm to assist the Company in identifying appropriate ESG priorities to focus on and implement, and to build the proper governance structure and ESG roadmap, as well as developing an ESG report. An ESG Working Group has been established under the oversight of the Board of Directors’ Corporate Governance and Nominating Committee and includes representatives from across the Company. The ESG Working Group will play a critical role in identifying ESG concerns that are material to the Company’s strategy.

Safety, Health and Welfare
The safety, health and wellness of our employees is a top priority. During the COVID-19 pandemic, the Company continued to responsibly serve the needs of its customers while prioritizing the health and safety of employees.
The Company created a COVID-19 Committee that was and continues to be responsible for the administration of the pandemic response for the Company. The Committee identified the potential threat of COVID-19 in February 2020 and activated its Pandemic Plan in March 2020. The Pandemic Plan incorporates developing guidance from the regulatory and health communities and the Company has continued to adapt protocols to protect the health and well-being of employees while minimizing interruption to its business. The Company continues to monitor current law and guidance on COVID-19, and the Human Resources Department works closely with the employees to assist and provide accurate information in this fluid and changing environment.
Anti-Hedging Policy
The Company’s Insider Trading Policy and Corporate Governance Guidelines each include a prohibition on hedging by its directors and executive officers. These transactions are designed to hedge or offset the economic risk of owning shares of Company common stock. Accordingly, any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Company common stock would affect the value of the shares of Company common stock owned by an executive officer or director is prohibited.
Committees of the Board
We conduct business through meetings of the Company’s Board and its committees. The Boards of Directors of the Company and the Bank have established the standing committees discussed below.
Standing Committees of the Company’s Board.   The standing committees of the Company’s Board include an Audit Committee, Compensation Committee, and a Corporate Governance and Nominating Committee. Each of these committees operates under a written charter available on the Company’s website at www.mcbankny.com. The charter governs the committees’ composition, responsibilities, and operations. The following table provides the current membership of those committees and the number of meetings each committee held in 2022.
Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Mark J. DeFazio
Anthony J. Fabiano
Dale C. Fredston			X*
David J. Gold	X	X	X
Harvey M. Gutman			X
Terence J. Mitchell		X	X
Chaya Pamula	X
Robert C. Patent		X	X
Maria F. Ramirez	X
William Reinhardt	X*	X	X
Katrina Robinson			X
George J. Wolf, Jr.	X	X*
Number of meetings in 2022	10	5	4

*
Denotes Chairperson.

Standing Committees of the Bank’s Board.   The standing committees of the Bank’s Board include an Operational Risk Management Committee (the “ORM Committee”), Asset/Liability Management Committee (“ALCO”), Asset Recovery Group Committee (the “ARG Committee”), Credit Committee, Compliance Oversight Committee (the “COC”), and the Technology Committee. The following table provides the current membership of those committees and the number of meetings each committee held in 2022.
Director	ORM Committee	ALCO	ARG Committee	Credit Committee**	COC	Technology Committee
Mark R. DeFazio**	X	X	X	X		X
Anthony J. Fabiano	X					X
Dale C. Fredston	X				X
David J. Gold**			X	X
Harvey M. Gutman**		X	X	X
Terence J. Mitchell	X*				X*	X
Chaya Pamula	X	X				X*
Robert C. Patent**		X	X*	X*
Maria F. Ramirez	X	X*
William Reinhardt**	X	X	X	X	X
Katrina Robinson	X	X
George J. Wolf, Jr.
Number of meetings in 2022	4	4	5	39	12	11

*
Denotes Chairperson.

**
Denotes permanent members of the Committee — additional members rotate quarterly.

The Company’s and the Bank’s Board may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and its corporate governance documents.
Corporate Governance and Nominating Committee.   The Corporate Governance and Nominating Committee (the “Governance Committee”) is responsible for making recommendations to the Company’s Board regarding candidates for directorships and determining the size and composition of the Board and its committees. In addition, the Governance Committee is responsible for making recommendations to the Board concerning governance matters. The Governance Committee has adopted a written charter that, among other things, specifies the scope of its authority and responsibilities. Among other things, the Governance Committee:
•
identifies qualified individuals to be directors consistent with the criteria approved by the Board and recommends director nominees to the full Board;

•
reviews the structure and composition of the committees of the Board;

•
develops and recommends procedures for reviewing stockholder recommendations for director nominees;

•
assists in setting the Company’s general strategy with respect to environmental performance, health and safety, corporate responsibility, corporate governance, sustainability, and other public policy matters relevant to the Company and considers, recommends and reviews policies, practices, systems and disclosures that conform with the strategy;

•
reviews related party transactions as required;

•
develops and recommends any changes to the Corporate Governance Guidelines; and

•
annually reviews the Governance Committee’s charter and the committee’s performance.

The Governance Committee also conducts an annual evaluation to determine whether the Board and its committees are functioning effectively, which includes determining the evaluation method and criteria for the annual evaluation of the composition, competence and performance of the Board and its committees. The Governance Committee may retain consultants or advisors to assess the performance and effectiveness of the Board and its committees. The results of these evaluations are submitted to the Board, which takes appropriate action based on the Board’s assessment of the performance evaluations.
The Governance Committee is composed solely of members who satisfy the applicable independence requirements of the NYSE. The Governance Committee operates under a written charter, which is reviewed annually.
The Governance Committee identifies nominees by evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service, if the Governance Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Governance Committee would solicit suggestions for director candidates from all Board members and may consider candidates submitted by stockholders. In addition, the Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.
The Governance Committee would seek to identify a candidate by evaluating the following criteria:
•
Contribution to the Board — The extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board;

•
Experience — The candidate’s relevant financial, regulatory and business experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand fundamental financial statements;

•
Integrity — The candidate’s personal and professional integrity, honesty and reputation;

•
Stockholder Interests and Dedication — The candidate’s ability to represent the best long-term interests of the Company and its stockholders;

•
Independence — Any material relationships between a candidate and the Company and the Bank (including those set forth in NYSE listing rules) that might impact objectivity and independence of thought and judgment, as well as the candidate’s ability to serve on any Board committees that are subject to additional independence requirements;

•
Diversity — The diversity of gender, race, ethnicity, age, cultural background and professional experience of a candidate; and

•
Additional Factors — The current size of the Board, the number of independent directors and the need for Audit Committee expertise.

Procedures for the Consideration of Board Candidates Submitted by Stockholders
The Governance Committee has adopted procedures for the consideration of Board candidates submitted by stockholders. Stockholders can submit the names of candidates for director by writing to the Corporate Secretary of the Company, at Metropolitan Bank Holding Corp., 99 Park Avenue, 12th Floor, New York, New York 10016. In reviewing a candidate recommended by a stockholder, the Governance Committee will apply the criteria for candidates generally utilized by the Board of Directors and the Governance Committee from time to time and will consider the additional information referred to below. The submission by a stockholder must include the following information:
•
A statement that the writer is a stockholder and is proposing a candidate for consideration by the Governance Committee;

•
A statement from the candidate that they will be willing to serve as a director if elected;

•
The name and address of the stockholder as they appear on the Company’s books, the number of shares and the length of holding period of the Company’s common stock that are owned beneficially by the stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);
•
A representation that such stockholder intends to appear at the meeting to nominate the nominee named in the stockholder’s notice;

•
The name, age, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s share ownership should be provided);

•
A description of all arrangements or understandings between the nominating stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•
A statement of the candidate’s business background and experience and all other information relating to such person that would indicate such person’s qualification to serve on the Company’s Board of Directors;

•
A notarized certification from the candidate regarding whether the candidate has been the subject of certain legal or administrative proceedings, bankruptcies, judgments, or orders;

•
A description of any material pending legal or administrative proceedings involving the candidate; and

•
Such other information regarding the candidate or the stockholder as would be required to be included in the Company’s proxy statement pursuant to SEC Regulation 14A.

To be timely, the submission of a candidate for director by a stockholder must be received by the Company at least 90 days before the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders; provided, that if the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate will be timely if received by the Company no later than the 10th day following the day on which public announcement of the date of the annual meeting was first made.
Audit Committee.   The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements that may have a material impact on the Company’s financial statements, evaluation of the independent auditors’ qualifications and independence, and review of the performance of its internal audit and financial risk assessment function and independent auditors.
The Audit Committee has adopted a written charter that among other things, specifies the scope of its authority and responsibilities. Among other things, the Audit Committee:
•
appoints, evaluates and determines the compensation and independence of the Company’s independent auditors;

•
reviews and approves the scope of the annual audit, audit fees and the integrity of the financial statements;

•
reviews disclosure controls and procedures, internal controls, the internal audit function and corporate policies with respect to financial information;

•
oversees any investigations into complaints concerning financial matters; and

•
annually reviews the Audit Committee charter and the committee’s performance.

The Audit Committee works closely with management as well as the Company’s independent auditors. The Audit Committee has the authority to obtain advice and assistance from and receive appropriate funding to engage outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.
The Audit Committee is composed solely of members who satisfy the applicable independence and other requirements of the SEC and the New York Stock Exchange (the “NYSE”) for audit committees. The

Audit Committee has determined that Directors William Reinhardt and David Gold each qualify as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC.
Audit Committee Report
Management has the primary responsibility for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee those processes. As part of its ongoing activities, the Audit Committee has:
•
reviewed and discussed with management and the independent public accountants the Company’s audited consolidated financial statements for the year ended December 31, 2022;

•
met with the Company’s Chief Executive Officer, Chief Financial Officer, internal auditors and the Company’s independent registered public accounting firm, both together and in separate executive sessions, to discuss the scope and the results of the audits and the overall quality of the Company’s financial reporting and internal controls;

•
discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board; and

•
received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and have discussed with the independent registered public accounting firm their independence from the Company.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expressed an opinion on the conformity of the Company’s consolidated financial statements with generally accepted accounting principles (“GAAP”). The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the financial statements are presented in accordance with GAAP, that the audit of the financial statements has been carried out in accordance with GAAP or that the independent registered public accounting firm is “independent.”
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.
This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission under such Acts.
This report has been provided by the Audit Committee:
William Reinhardt (Chair)
David J. Gold
Chaya Pamula
Maria F. Ramirez
George J. Wolf, Jr.

Compensation Committee.   The Compensation Committee is responsible for discharging the Board’s responsibilities relating to the compensation of the executive officers and directors. The Compensation Committee has adopted a written charter that, among other things, specifies the scope of its authority and responsibilities. Among other things, the Compensation Committee:
•
evaluates and modifies compensation strategies;

•
reviews and approves objectives relevant to executive officer compensation;

•
evaluates performance and recommends the compensation of the Chief Executive Officer and other executive officers in accordance with those objectives;

•
reviews and oversees the Company’s compensation and benefit plans;

•
recommends to the Board, compensation for directors;

•
prepares the Compensation Discussion and Analysis to be included in the Company’s proxy statement; and

•
annually reviews the Compensation Committee charter and the committee’s performance.

The Compensation Committee is composed solely of members who satisfy the applicable independence requirements of the SEC and the NYSE. The Compensation Committee operates under a written charter.
Analysis of Compensation Risk.   In setting compensation, the Compensation Committee considers the risks to Company stockholders that may be inherent in the compensation program and to achievement of the Company’s goals. Based on its review, the Compensation Committee believes the Company’s compensation programs represent an appropriate balance of short-term and long-term compensation and do not encourage executive officers or other employees to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee’s review also considered the Company’s internal controls, policies, and risk-mitigating components in the Company’s incentive arrangements currently in place.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis (“CD&A”) describes our compensation philosophy, methodologies and our current practices with respect to the remuneration programs for our Named Executive Officers (“NEOs”). The compensation programs covering our Named Executive Officers are established, evaluated and maintained by the Compensation Committee. The Compensation Committee is comprised entirely of independent directors as defined by the NYSE listing requirements and SEC regulations. The NEOs for the fiscal year ended December 31, 2022 are:
•
Mark R. DeFazio: President and Chief Executive Officer

•
Scott Lublin: EVP and Chief Lending Officer

•
Greg Sigrist: EVP and Chief Financial Officer

•
Laura Capra: EVP and Head of Retail Banking

•
Nick Rosenberg: EVP and Head of Global Payments Group

2022 Financial and Strategic Highlights
In 2022, we delivered strong financial performance notwithstanding rising interest rates, increased cost of funds, fierce competition for deposits, our exiting from the crypto asset-related vertical and increased regulatory scrutiny. We remain in a strong position to support our clients with enhanced resilience and strong capital levels. We were able to achieve the following results for 2022:
•
Revenues increased $75.1 million, or 41.5%, from $180.7 million for 2021 to $255.8 million for 2022.

•
Net interest income was $229.2 million for 2022, an increase of $72.2 million, or 46.0%, from $157.0 million for 2021.

•
Net interest margin was 3.49% for 2022, an increase of 72 basis points from 2.77% for 2021.

•
Net income was $59.4 million for 2022, inclusive of a $35.0 million charge for a regulatory settlement reserve resulting in a return on average equity of 10.3%.

•
Diluted earnings per share were $5.29 for 2022, inclusive of a $3.13 per share charge for a regulatory settlement reserve. The performance metrics under the Amended and Restated Executive Annual Incentive Plan were revised to exclude the $35.0 million regulatory settlement reserve.

•
Loans totaled $4.80 billion at December 31, 2022, an increase of $1.10 billion, or 29.7%, compared to December 31, 2021.

•
The Bank maintained pristine asset quality with only $24,000 of non-performing loans at December 31, 2022 and total net recoveries of approximately $30,000 for the year.

Pay Program and 2022 Compensation Overview
The Compensation Committee establishes and oversees the compensation practices, including the determination of base salary and annual and long-term incentives. The Compensation Committee understands the importance of human capital management to our long-term success. Compensation plans are designed to encourage the achievement of strategic objectives, to create stockholder value, to recognize individual performance, and to allow the Company to effectively compete for, retain and motivate talented executives critical to its success.
Element	Type	2022 Highlights
Base Salary	Fixed
When setting base salaries, the Compensation Committee considers factors such as experience, responsibilities, job performance, and market compensation information.
In 2022, the Compensation Committee approved base salary increases for all NEOs.

Element	Type	2022 Highlights
Short-Term Cash Incentive Compensation (Annual Incentive Plan)	Variable	The Company maintains a performance-based annual cash incentive plan for the NEOs, which is contingent on the achievement of pre-established financial results for the Company and individual performance objectives tied to each Named Executive Officer’s specific role and responsibilities. The financial performance metrics have threshold, target and maximum goals to further align pay with performance.
Long-Term Incentive Awards (Equity)	Variable	The Compensation Committee, in its discretion, determines equity grants for the NEOs after considering each executive’s performance, previous grant history, comparison to our peer group, and retention needs.
Compensation and Governance Practices
Our executive compensation programs have strong governance components that support the pay-for-performance philosophy of our Compensation Committee and align the executive compensation program with the long-term interests of our stockholders.
WHAT WE DO	WE DO NOT

✓
Use an independent compensation consultant that is retained by and reports to the Compensation Committee

✓
Tie a significant portion of executive compensation to performance

✓
Conduct an annual risk assessment of our compensation programs

✓
Mitigate compensation risk by subjecting annual and long-term incentive plans to payment caps

Permit hedging of Company stock
Encourage excessive risk-taking through our compensation programs
Provide supplemental executive retirement plans
Offer excessive executive perquisites
Compensation Philosophy
Our compensation philosophy is aligned with the values that shape the Company’s culture: high performance, risk management, accountability and execution of the Company’s mission. The Company’s compensation programs reflect our culture of accountability and stability, encouraging financial safety and soundness while discouraging excessive risk taking in accordance with federal banking agency guidelines. We believe that compensation should closely reflect the achievement of results, which is reflected in our performance-based targeting philosophy. Utilizing performance measures that incentivize value creation for stockholders and are based on metrics of certain high-performing peers, we align the executive team’s priorities with stockholders’ interests and do not encourage unnecessary risk. We believe the long-term value of our carefully coordinated compensation approach will continue to produce strong stockholder returns.
The policies and underlying philosophy governing the Company’s executive compensation program, as endorsed by the Compensation Committee and the Board of Directors, are designed to accomplish the following:
•
Maintain a compensation program that is equitable in a competitive marketplace.

•
Provide opportunities that align pay with the Company’s annual and long-term performance goals.

•
Align Named Executive Officer compensation with the Company’s performance.

•
Manage the risk profile of the Company by aligning risk mitigation within the performance of individual and Company-wide goals.

•
Encourage achievement of strategic objectives and the creation of stockholder value.

•
Recognize and reward individual initiative and achievements while managing risk.

•
Maintain an appropriate balance between base salary and short- and long-term incentive opportunities.

•
Allow the Company to compete for, retain and motivate talented executives critical to its success, consistent with its compensation philosophy.

Compensation Determination Process
Role of Compensation Committee
The Compensation Committee is responsible for the creation, implementation, and administration of the overall compensation program for the CEO and other executive officers. The Compensation Committee takes into consideration the recommendations of the CEO for executive officers other than himself, as well as considering and making recommendations concerning compensation, benefit plans, and implementation of sound personnel policies and practices Company wide. The Compensation Committee has the following responsibilities:
•
Review the overall human resource development and compensation strategy for the CEO, executive officers and directors.

•
Evaluate CEO performance, approve annual goals and evaluate total compensation.

•
Evaluate and recommend to the Board the amount of and composition of the compensation of the Company’s non-CEO executive officers.

•
Evaluate the annual executive incentive compensation plan in light of participation, goals and budgetary considerations.

•
Review, evaluate and oversee the Company’s compensation and benefit plans, including the incentive and equity-based plans.

•
Administer the Company’s stock benefit plans.

The Compensation Committee reviews, evaluates and recommends to the full Board of Directors the amount of and composition of the compensation of the CEO and our non-CEO executive officers, including annual base pay, incentive compensation and/or equity grants. The full Board has ultimate responsibility for approving the compensation of our CEO and our non-CEO executive officers, after considering the recommendation from the Compensation Committee.
Role of Compensation Consultant
In 2022, the Compensation Committee retained the services of FW Cook to provide executive compensation consulting services. FW Cook helped facilitate the executive officer compensation process, including the creation of a compensation peer group for comparing our NEOs’ compensation to the market, and FW Cook assisted in the preparation of certain proxy statement disclosures. FW Cook reported directly to the Compensation Committee, who has the authority, in its sole discretion, to retain any adviser to assist in the performance of its duties or to terminate any advisor to the Compensation Committee. The Compensation Committee determined that FW Cook is independent and that there is no conflict of interest resulting from retaining FW Cook during 2022 after taking into account the factors set forth in the SEC rules.
Role of Management
Management assists the Compensation Committee in recommending agenda items for its meetings and by gathering and producing information for these meetings. The CEO and other executive officers may participate in Compensation Committee meetings to provide background information and other requested items but are not present during the voting on or discussions of their own compensation. The CEO provides recommendations to the Compensation Committee for the other NEOs regarding compensation, performance goals, and other employment-related matters, such as hiring, promotions, terminations and severance payments. The Compensation Committee considers the CEO’s recommendations but retains authority to approve or recommend to the Board of Directors compensation decisions to be approved.
Peer Group
The Compensation Committee worked with FW Cook to construct a peer group of banking companies with assets at the time of selection between $3 billion and $12 billion and payment processing companies with revenue at the time of selection between $60 million and $520 million that would have similar needs for executive talent. Although the decisions regarding the compensation levels are guided by the information provided from the peer group and market survey data, the Compensation Committee does not commit to setting our executive pay levels at any particular percentile of the peer group. The Compensation Committee also takes into account the prevailing economic environment, individual performance, experience and the current financial condition of the Company. The 2022 peer group was as follows:
Amalgamated Financial Corp. (AMAL)	Merchants Bancorp (MBIN)
Bank First Corporation (BFC)	National Bank Holdings Corporation (NBHC)
Byline Bancorp, Inc. (BY)	Pathward Financial, Inc. (CASH)
Cantaloupe, Inc. (CTLP)	QCR Holdings, Inc. (QCRH)
Cass Information Systems, Inc. (CASS)	Silvergate Capital Corporation* (SI)
ConnectOne Bancorp, Inc. (CNOB)	The Bancorp, Inc. (TBBK)
Enterprise Bancorp, Inc. (EBTC)	Univest Financial Corporation (UVSP)
EVO Payments, Inc. (EVOP)	Veritex Holdings, Inc. (VBTX)
First Foundation Inc. (FFWM)	Q2 Holdings, Inc. (QTWO)
Hingham Institution for Savings (HIFS)

*
This company will not be included in the 2023 peer group since it ceased to operate as a going concern in March 2023.

2022 Pay Components and Compensation Decisions
Base Salary
Annual base salaries are the fixed portion of our NEOs’ cash compensation and are established after taking into account several factors including the executive’s experience, responsibilities, management abilities and job performance and market compensation information. The Compensation Committee believes that the 2022 base salaries of the Company’s NEOs are competitive with companies of similar size, including those in the peer group.
Pay adjustments, if any, are generally made annually, after reviewing overall Company performance, individual performance and market data. In 2022, the Compensation Committee approved base salary increases for all NEOs, ranging from 4.0% to 22.5%. The Compensation Committee determined the salary increases for the NEOs based on individual officer and Company performance, the specific duties and responsibilities of each officer, and a compensation comparison to external market data.
The table below shows the NEOs’ annual base salaries in 2021 and 2022.
Name	Title	2021 Base Salary	Increase Percentage	2022 Base Salary
Mark R. DeFazio	President & CEO	$800,000	22.5%	$980,000*
Scott Lublin	EVP & CLO	$449,946	5.0%	$472,443
Greg Sigrist	EVP & CFO	$360,500	4.0%	$374,920
Laura Capra	EVP & HRB	$355,391	5.0%	$373,161
Nick Rosenberg	EVP & HGPG	$389,203	4.0%	$404,771

*
The Compensation Committee eliminated the housing allowance previously provided to Mr. DeFazio, which totaled $60,000 in 2022, and approved a salary adjustment, in part, to compensate for the elimination of this benefit on a tax adjusted basis.

Short-Term Cash Incentives — Amended and Restated Executive Annual Incentive Plan (“AIP”)
In accordance with the Company’s compensation philosophy, a significant portion of the compensation of our NEOs is performance-based and payable only if pre-established Company and individual performance objectives are achieved. For each Named Executive Officer, target AIP bonuses are stated as a percentage of annual base salary. The target AIP bonuses payable to the NEOs for 2022 performance were, as a percentage of their respective annual base salary, as follows: Mr. DeFazio — 102%, Mr. Lublin — 100%, Mr. Sigrist — 100%, Ms. Capra — 100%, and Mr. Rosenberg — 100%.
The Compensation Committee reviews performance against pre-established financial and non-financial goals on an annual basis to determine the short-term cash incentive compensation of our NEOs. Awards under the AIP are substantially based on formulaic scorecard results across performance measure categories. The Compensation Committee reviewed and approved scorecards for each Named Executive Officer to be used for 2022 performance, which are summarized in the tables below. Payments under the AIP are contingent upon the achievement of pre-established goals relating to objective Company financial metrics for all NEOs, and upon the goals specific to each Named Executive Officer’s area of responsibility. Each of the metrics has an assigned weight and the Compensation Committee established threshold, target, and maximum performance levels for each of the Company financial metrics.
In 2022, the Compensation Committee set a target payment of $1.0 million for Mr. DeFazio. The Compensation Committee also had discretion to recommend, subject to Board approval, a payment in excess of the $1.0 million target, and as further described below, the Compensation Committee recommended and the Board of Directors approved an additional $1.0 million, payable in restricted stock units subject to a one-year cliff vesting schedule, to Mr. DeFazio in recognition of his outstanding leadership in 2022.
In 2022, the Compensation Committee set a threshold payout at 85% of salary for Messrs. Lublin, Sigrist, Rosenberg and Ms. Capra’s target opportunity upon attaining a threshold level of all the metrics, a target payout of 100% of salary upon attaining 100% of the target level of all the metrics, and a maximum payout of 118% of salary of the target opportunity upon attaining certain maximum performance levels. All payments are subject to the approval of the Compensation Committee and Board of Directors.
The measurements in the AIP for all NEOs are based on the approved 2022 budget in the strategic plan. Each of the NEOs also had additional objective metrics to reflect each individual’s specific area of control and responsibility, while retaining accountability for overall Company profitability, risk management and regulatory compliance. The AIP allows for objective goal measurement while also allowing for the exercise of judgment by the Compensation Committee and the Board of Directors. If a Named Executive Officer has met or exceeded the requirements for a specific goal, the Named Executive Officer is given 100% credit for the weighting of a particular category. However, if a category is met at the minimum expected level, the Named Executive Officer is given 85% credit for the weighting of a particular performance goal, and for Mr. DeFazio, there is no payout if a particular performance metric result is below target.
Performance measures, target award opportunities and results for each Named Executive Officer are summarized in the tables below. For purposes of determining compliance with the performance measures, net income and ROATCE was evaluated on an adjusted basis after excluding the $35 million regulatory settlement reserve.
Mark DeFazio — President & CEO
	Performance Goals			Outcome	Incentive Payout
	Threshold	Target(1)	Maximum
Annual Net Income Growth of 12% Per Year	—	$250,000	—	Target	$250,000(2)
ROATCE Target of 11.7%	—	$450,000	—	Target	$450,000(3)
Safety and Soundness(4)	—	$300,000	—	Target	$300,000(5)
Total	—	—	—		$1,000,000

(1)
No payout if results are below Target.

(2)
Payable $150,000 in cash and $100,000 in restricted stock units, which vests in three equal annual installments beginning on the first anniversary of the date of grant.

(3)
Payable $150,000 in cash and $300,000 in restricted stock units, which vests in three equal annual installments beginning on the first anniversary of the date of grant.

(4)
The Compensation Committee determines the level and extent of the executive’s achievement in the management of the Bank’s safety and soundness during the performance period by reviewing the audits of the independent registered public accountant, the results of regulatory examinations, ALCO reports, write-offs, portfolio risk metrics and other metrics/indicators of the safety and soundness of the Bank.

(5)
Payable $200,000 in cash and $100,000 in restricted stock units, which vests in three equal annual installments beginning on the first anniversary of the date of grant.

Scott Lublin — EVP & CLO
	Performance Goals			Outcome	Incentive Payout(1)
	Threshold (85%)	Target (100%)	Maximum (118%)
Annual Net Income Growth of 12% Per Year	$59,055	$118,111	$177,166	Maximum	$177,166
ROATCE (11.7%)	$59,055	$118,111	$177,166	Maximum	$177,166
Annual Net Loan Growth (12% year over year)	$29,528	$59,055	$88,583	Maximum	$88,583
Net Increase of 50MM in Lending Deposit	$29,528	$59,055	$88,583	Maximum	$88,583
Net Charge Offs not to exceed 50 basis points	$29,528	$59,055	$88,583	Maximum	$88,583
No net increases in the number of material policy exceptions or in credit file required documentation	$29,528	$59,055	$88,583	Maximum	$88,583
Total(2)	$236,221	$472,442	$708,663		$708,664

(1)
Payable 25% in cash and 75% in restricted stock units, which vest in three equal installments beginning approximately one year after the date of grant.

(2)
Totals may not foot due to rounding.

Greg Sigrist — EVP & CFO
	Performance Goals			Outcome	Incentive Payout(1)
	Threshold (85%)	Target (100%)	Maximum (118%)
Annual Net Income Growth of 12% Per Year	$46,865	$93,730	$140,595	Maximum	$140,595
ROATCE (11.7%)	$46,865	$93,730	$140,595	Maximum	$140,595
Providing strategic direction and support to the Company, including participation in the development of the Strategic and Capital Plan and Cost of Funds Strategy	$23,433	$46,865	$70,298	Target	$46,865
Manage the ongoing improvement of reporting and budgeting systems and procedures, including the use of automation	$14,060	$28,119	$42,179	Target	$28,119
Successful financial management of the Company, including liquidity, interest rate risk, earnings, capital management and Efficiency Ratio	$14,060	$28,119	$42,179	Target	$28,119

	Performance Goals			Outcome	Incentive Payout(1)
	Threshold (85%)	Target (100%)	Maximum (118%)
Effective capital management strategies while balancing stockholder dilution and adequate capital strategic growth	$9,373	$18,746	$28,119	Target	$18,746
Establish robust analyst & stockholder engagement to include but not limited to, NDRs, earnings release and IR materials	$9,373	$18,746	$28,119	Target	$18,746
Satisfactory audit exams for the Finance department	NA	$18,746	NA	Target	$18,746
Satisfactory regulatory exams for the Finance department	NA	$18,746	NA	Target	$18,746
Manage successful CECL System implementation process	$4,687	$9,373	$14,060	Target	$9,373
Total(2)	$168,714	$374,920	$543,634		$468,650

(1)
Payable 25% in cash and 75% in restricted stock units, which vest in three equal installments beginning approximately one year after the date of grant.

(2)
Totals may not foot due to rounding.

Laura Capra — EVP & Head of Retail Banking
	Performance Goals			Outcome	Incentive Payout(1)
	Threshold (85%)	Target (100%)	Maximum (118%)
Annual Net Income Growth of 12% Per Year	$46,645	$93,290	$139,935	Maximum	$139,935
ROATCE (11.7%)	$46,645	$93,290	$139,935	Maximum	$139,935
Net Deposit Growth of $250 million ($50MM DDA/$200MM money market interest bearing)(2)	$46,645	$93,290	$139,935	Target	$93,290
Maintains high level of customer service satisfaction	$18,658	$37,316	$55,974	Maximum	$55,974
Assist in increasing lending deposit relationships	$9,329	$18,658	$27,987	Maximum	$27,987
Satisfactory retail audit reports	NA	$18,658	NA	Target	$18,658
Satisfactory retail regulatory reports	NA	$18,658	NA	Target	$18,658
Total(3)	$167,922	$373,161	$541,083		$494,438

(1)
Payable 25% in cash and 75% in restricted stock units, which vest in three equal installments beginning approximately one year after the date of grant.

(2)
The Compensation Committee determined that this performance metric should be deemed to be achieved at target since the Bank made a strategic decision not to compete for certain deposits due to a rapid increase in interest rates by 450 basis points.

(3)
Totals may not foot due to rounding.

Nick Rosenberg — EVP & Head of Global Payments
	Performance Goals			Outcome	Incentive Payout(1)
	Threshold (85%)	Target (100%)	Maximum (118%)
Annual Net Income Growth of 12% Per Year	$50,596	$101,193	$151,789	Maximum	$151,789
ROATCE (11.7%)	$50,596	$101,193	$151,789	Maximum	$151,789
GPG Net Income Growth of 20%	$20,239	$40,477	$60,716	Maximum	$60,716
Deposit Growth of 10%	$20,239	$40,477	$60,716	Maximum	$60,716
Effectively manage the pipeline of new business through implementation	$20,239	$40,477	$60,716	Target	$40,477
Net new relationships increase 20% year-over-year	$20,239	$40,477	$60,716	Maximum	$60,716
Assist in streamlining risk assessment of new clients and programs	$20,239	$40,477	$60,716	Target	$40,477
Total(2)	$202,386	$404,771	$607,157		$566,680

(1)
Payable 25% in cash and 75% in restricted stock units, which vest in three equal installments beginning approximately one year after the date of grant.

(2)
Totals may not foot due to rounding.

Long-Term Incentives
Long-term incentive awards, such as time-based restricted stock units and performance-based stock units, are the third key component of our NEOs’ total compensation. The Compensation Committee believes employee stock ownership is significant for our NEOs, thereby aligning the interests of employees and stockholders. The Compensation Committee also believes equity-based compensation complements the short-term cash incentive compensation and helps balance short-term decisions with long-term outcomes. This compensation approach limits an executive’s ability to reap short-term gains at the expense of the Company’s long-term success. This is also an important tool in retaining NEOs.
We provide long-term incentive awards to our executive officers through our stockholder-approved 2022 Equity Incentive Plan (the “Equity Plan”). The Compensation Committee approves all equity award grants and acts as an administrator of the Equity Plan. Factors considered by the Compensation Committee include each executive’s performance, previous grant history, comparison to our peer group and retention needs.
In 2022, the Compensation Committee granted NEOs a mix of time-based restricted stock units and performance-based restricted stock units as follows:
	2022 Long-Term Incentive Target Awards
Named Executive Officer	Time-Based Restricted Stock Units (#)	Performance-Based Restricted Stock Units (#)
Mark DeFazio	14,752	20,800(1)
Scott Lublin	4,179	—
Greg Sigrist	3,829	—
Laura Capra	3,617	—
Nick Rosenberg	4,306	—

(1)
These shares were granted to replace the 20,800 shares previously granted in 2021 that were forfeited because the total grant date fair market value of the shares of time-based restricted stock and performance-based restricted stock units exceeded the annual limit under the terms of the Metropolitan Bank Holding Corp. 2019 Equity Incentive Plan.

Additional Compensation Elements
Employment Agreements and Change in Control Arrangements
The Company maintains employment agreements with Mr. DeFazio and Mr. Lublin and change in control agreements with Mr. Sigrist, Ms. Capra and Mr. Rosenberg. The employment agreements set forth Mr. DeFazio and Mr. Lublin’s base salary and employee benefits, as well as providing them with the opportunity to receive certain post-employment payments and benefits, including acceleration of equity awards in the case of certain involuntary terminations of employment without cause or resignations for good reason. The employment agreements also prohibit them from recruiting or soliciting our employees or customers or disclosing our confidential information or business practices. The change in control arrangements provide Mr. Sigrist, Ms. Capra and Mr. Rosenberg with the opportunity to receive certain post-employment payments and benefits in the case of certain qualifying terminations of employment following a change in control of the Company or Bank.
Executive Perquisites
Our NEOs do not receive perquisites other than transportation benefits which are detailed in the “Summary Compensation Table.”
Broad-Based Benefits Programs
Our NEOs participate in the benefit programs that are available to all full-time employees. These benefits include health, dental, vision, life insurance, short-term and long-term disability insurance, healthcare reimbursement accounts, paid vacation and 401(k) plan matching contributions.
Other Compensation Considerations
Hedging Policies
The Company’s Insider Trading Policy and Corporate Governance Guidelines set forth certain types of transactions that are prohibited, even when permitted by law, to further align the Company’s executives and directors with stockholders. Specifically, these documents prohibit our employees, including our executive officers, and the non-employee members of our Board from: (1) engaging in “short sales” of our equity securities; or (2) engaging in hedging or other derivative transactions involving our equity securities.
Clawback Policy
The Company plans to adopt a clawback policy once the NYSE adopts listing standards requiring listed issuers like the Company to adopt and comply with clawback policies and to provide disclosure about their policies and implementation consistent with a final SEC rule adopted in October 2022 to implement Section 954 the Dodd-Frank Act.
Stock Ownership Guidelines
Although the NEOs are not subject to any formal stock ownership guidelines, the NEOs own a significant number of shares of the Company’s common stock. The number of shares of Company common stock owned by each Named Executive Officer is provided in the “Stock Ownership” section of this proxy statement.
Compensation Policy Risk Assessment
The Compensation Committee reviews the compensation of our NEOs, as well as the overall compensation practices for the organization. Performance incentive programs are reviewed and approved by the Compensation Committee, with the exception of our NEOs, whose compensation is reviewed by the Compensation Committee and subsequently presented to our full Board for approval. An important aspect of the review is an assessment of whether the programs encourage our NEOs or any other employee of the Company to take unacceptable risk, in the short or long term.

Upon due consideration of these items, the Compensation Committee believes that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on its business or operations.
Tax Deductibility of Executive Officer Compensation
Under Section 162(m) of the Internal Revenue Code of 1986, as amended by the Tax Cuts and Jobs Act enacted on December 22, 2017 (the “Tax Act”), publicly traded companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each “covered employee,” defined as the public company’s principal executive officer, principal financial officer and three additional highest compensated officers during any taxable year of the company beginning after December 31, 2017. For tax years prior to January 1, 2018, compensation that was considered “qualified performance-based compensation” was exempt from this limit. The Tax Act provides “grandfathered” treatment for certain compensation in excess of the $1 million deductibility limitation, including compensation that is “qualified performance-based compensation” within the meaning of Section 162(m) prior to the Tax Act, if payable pursuant to a written binding contract in effect as of November 2, 2017 that is not modified in any material respect thereafter. Now that the qualified performance-based compensation exception is generally no longer available, the Compensation Committee may determine to award compensation that exceeds the deductibility limit under 162(m) or otherwise pay non-deductible compensation when it believes that other considerations outweigh the tax deductibility of compensation.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee of the Board
George J. Wolf, Jr. (Chairperson)
David J. Gold
Terence J. Mitchell
Robert C. Patent
William P. Reinhardt

COMPENSATION MATTERS
Summary Compensation Table
The following table sets forth certain information as to the total compensation paid to the Company’s President and Chief Executive Officer, its Executive Vice President and Chief Financial Officer and the three other most highly compensated executive officers of the Company for the fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020. Each individual listed in the table below is referred to as a “Named Executive Officer.”
Name and principal position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Mark R. DeFazio President and CEO	2022	980,000	3,106,384	500,000	25,710	4,612,094
	2021	800,000	2,991,918	500,000	85,260	4,377,178
	2020	700,000	499,980	750,000	84,455	2,034,435
Gregory Sigrist EVP and Chief Financial Officer	2022	374,920	389,340	117,163	10,710	892,133
	2021	360,500	220,500	129,780	9,480	720,260
	2020	350,000	—	73,500	1,875	425,375
Laura Capra EVP and Head of Retail Banking	2022	373,161	367,830	123,610	10,710	875,311
	2021	355,391	360,469	122,610	9,480	847,950
	2020	338,468	208,967	220,156	9,330	776,921
Scott Lublin EVP and Chief Lending Officer	2022	472,443	424,918	177,166	10,710	1,085,237
	2021	449,946	2,204,540	250,000	9,480	2,913,966
	2020	432,640	286,000	297,440	9,330	1,025,410
Nick Rosenberg EVP and Head of Global Payments	2022	404,771	437,853	136,610	10,710	989,944
	2021	389,203	398,816	145,951	9,480	943,450
	2020	374,233	253,687	132,975	9,330	770,225

(1)
Amounts in this column represent the aggregate grant date fair value of stock awards for the year indicated in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions for these grants, see Note 14 (Stock Compensation Plan) to our Consolidated Financial Statements included in our Form 10-K for the year-ended December 31, 2022. For 2022, the grant date fair value of PRSUs included in this column is based on payout at target, which we have determined to be the probable level of achievement of the performance measures related to those awards. If the highest level of performance is achieved, which is a payout at target, this would result in the vesting of 20,800 PRSUs granted to Mr. DeFazio, and the aggregate grant date fair value of the PRSUs at target is $1,606,384.

(2)
For 2022, the amounts set forth in the All Other Compensation column from the table above includes the following items:

	All Other Compensation
Name	Life insurance premiums ($)	Transportation ($)	401(k) Employer Contribution ($)	Total ($)
Mark R. DeFazio	780	15,780	9,150	25,710
Gregory Sigrist	780	780	9,150	10,710
Laura Capra	780	780	9,150	10,710
Scott Lublin	780	780	9,150	10,710
Nick Rosenberg	780	780	9,150	10,710
Employment Agreements.   The Company and Metropolitan Commercial Bank have entered into an employment agreement with each of Mark R. DeFazio and Scott Lublin. The employment agreements are substantially similar. Each employment agreement has an initial term of three years and automatically renews daily so that the remaining term will always be three years, unless a notice is provided to the executive that the agreement will not renew. The current base salary for Mr. DeFazio is $980,000, and the current base salary for Mr. Lublin is $491,341. In addition to the base salary, the agreement provides for, among other things, participation in bonus programs, benefit plans applicable to executive officers and automobile benefits. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.
Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event of the executive’s involuntary termination for reasons other than for cause, disability or retirement, or if the executive resigns for good reason (as defined in the agreement) during the term of the agreement, then the executive would be entitled to a cash lump sum payment equal to three times (two times for Mr. Lublin) the executive’s base salary plus an amount equivalent to the bonus received by, and/or determined to be paid to, the executive with respect to the year immediately before the year in which such termination occurred. Section 409A of the Internal Revenue Code 1986, as amended, (the “Internal Revenue Code”) may require that a portion of the above payments cannot be made until six months after termination of employment. In addition, the executive would become fully vested in any outstanding unvested equity or equity-based awards.
In the event of a change in control of the Company or Metropolitan Commercial Bank, the executive would be entitled to a cash lump sum payment equal to three times (two times for Mr. Lublin) the executive’s base salary plus an amount equivalent to the bonus received by, and/or determined to be paid to, the executive with respect to the year immediately before the year in which such change in control occurred. In addition, in the event of the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns for good reason (as defined in the agreement) in connection with or following a change in control, the executive would become fully vested in any outstanding unvested equity or equity-based awards. Section 4999 of the Internal Revenue Code imposes a 20% excise tax on certain “excess parachute payments” made to “disqualified individuals” (as defined in the Internal Revenue Code) in connection with a change in control. Under Section 280G of the Internal Revenue Code, such “excess parachute payments” are also non-deductible to the Company. If payments that are contingent on a change in control to a disqualified individual (which includes the NEOs) exceed three times the individual’s “base amount” (as defined in the Internal Revenue Code), then the amount by which such amount exceeds one times the individual’s “base amount” will be deemed an “excess parachute payment.” Pursuant to his employment agreement, the Company will reimburse Mr. DeFazio for the amount of the excise tax, if any, and make an additional gross-up payment so that, after the payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, Mr. DeFazio would retain approximately the same net after-tax amounts under his employment agreement that he would have retained if there was no excise tax. Neither the Company nor the Bank is permitted to claim a federal income tax deduction for the portion of the change of control payment that constitutes an excess parachute payment, the excise tax reimbursement payment or the gross-up payment. Any payments made to Mr. Lublin will be reduced by the minimum dollar amount necessary to avoid exceeding three times his base amount.
In the event of a disability (as defined in the applicable disability insurance policies), Mr. DeFazio will receive benefits under any short-term or long-term disability plans maintained by Metropolitan Commercial Bank. In the event of a short-term disability, Mr. DeFazio will pay to the Company any amounts he receives as short-term disability payments from the short-term disability insurance policy and the Company will continue to compensate Mr. DeFazio, in the full amount owing to him, as if Mr. DeFazio had not suffered a disability. In the event of a long-term disability, Mr. DeFazio will pay to the Company any amounts he receives as long-term disability payments from the long-term disability insurance policy and the Company will continue to compensate him, in the full amount owing to him, as if he had not suffered a disability, for a period of 30 days. Within 30 days of the date of such disability, Mr. DeFazio would be entitled to a cash lump sum payment equal to three times his base salary plus an amount equivalent to the bonus received by, and/or determined to be paid to, him with respect to the year immediately before the year in which such disability occurred. In addition, Mr. DeFazio would become fully vested in any outstanding unvested equity awards. If Mr. Lublin suffers a disability, his obligations to perform services under his employment agreement would terminate and he would receive benefits under any disability program sponsored by

Metropolitan Commercial Bank and become fully vested in any of his outstanding unvested equity or equity-related awards (including any performance-based restricted stock awards).
In the event of the executive’s death, the executive’s estate will be entitled to a lump sum cash payment, within 30 days of the date of death, equal to the amount of earned but unpaid base salary and benefits, three times (one time for Mr. Lublin) the executive’s base salary and an amount equivalent to the bonus received by, and/or determined to be paid to, the executive with respect to the year immediately before the year in which such death occurred. In addition, the executive would become fully vested in any outstanding unvested equity or equity-based awards.
Upon the voluntary termination of the executive’s employment without good reason, each executive would be subject to certain restrictions on his ability to solicit employees of the Company and Metropolitan Commercial Bank for a period of one year following the date of termination of employment. Additionally, Mr. Lublin is also subject to certain restrictions on his ability to solicit customers of the Company and Metropolitan Commercial Bank and for a period of one year following the date of termination of employment.
Change in Control Agreements.   The Company and Metropolitan Commercial Bank have entered into a change in control agreement with each of Gregory Sigrist, Nick Rosenberg and Laura Capra. During the term of the agreement, if the executive terminates his or her employment for good reason (as such term is defined in the agreement) or the Company terminates his or her employment for a reason other than for cause (as such term is defined in the agreement) on or after a change in control (as defined in the agreement), then Mr. Rosenberg will receive a lump sum severance payment equal to two times (one times for Mr. Sigrist and Ms. Capra) base salary, and, for Mr. Rosenberg only, Mr. Rosenberg will also receive a lump sum severance payment equal to two times the highest rate of bonus earned by Mr. Rosenberg in any one of the three calendar years immediately preceding the year in which the termination of employment occurs. Notwithstanding the foregoing, the payments required under the agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.
2022 Equity Incentive Plan.   The Company’s stockholders approved the 2022 Equity Incentive Plan to provide officers, employees and directors of the Company and its affiliates with additional incentives to promote the growth and performance of the Company. Subject to permitted adjustments for certain corporate transactions, the 2022 Equity Incentive Plan authorizes the issuance to participants of up to 358,000 shares of the Company’s common stock in the form of grants of restricted stock, restricted stock units and stock options, including incentive stock options and non-qualified stock options, any of which may vest based either on the passage of time or achievement of performance metrics, or a combination of each. Only Awards that are forfeited, expired or settled in cash (or shares subject to awards that were granted under the 2019 Equity Incentive Plan and after March 15, 2022, are forfeited, expired, or settled in cash) are available for reissuance under the 2022 Equity Incentive Plan. Under the 2022 Equity Incentive Plan, the aggregate grant date fair value of all awards granted to any non-employee director during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year, may not exceed $800,000 (or $950,000 in the case of the Chairman of the Board).
The 2022 Equity Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority and discretion to select the persons who will receive awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the 2022 Equity Incentive Plan; and interpret the 2022 Equity Incentive Plan.
The exercise price of stock options granted under the 2022 Equity Incentive Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Compensation Committee. All restricted stock awards, restricted stock units and stock option grants will be subject to conditions established by the Compensation Committee that are set forth in each recipient’s award agreement.
2019 Equity Incentive Plan.   The Metropolitan Bank Holding Corp. 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”) was frozen on May 31, 2022, which was the date the Company’s stockholders approved the Metropolitan Bank Holding Corp. 2022 Equity Incentive Plan. No awards may be granted under the 2019 Equity Incentive Plan on and after May 31, 2022. Outstanding awards under the 2019 Equity

Incentive Plan, which were granted prior to May 31, 2022, continue to be subject to the terms and conditions of the 2019 Equity Incentive Plan.
Amended and Restated Executive Annual Incentive Plan.   The Amended and Restated Executive Annual Incentive Plan provides annual bonuses to key management personnel for their contributions to achieving strategic organizational objectives of the Company and Metropolitan Commercial Bank. Bonuses under the plan are determined based on Company-wide performance measurements. Information about the annual bonuses paid to the NEOs for the 2022 fiscal year are described under “Compensation Discussion and Analysis — Short-Term Cash Incentives — Amended and Restated Executive Annual Incentive Plan.” At the end of each fiscal year, the Compensation Committee will calculate the amount of the award. Bonuses, if any, will be paid within two and one-half months of the close of the fiscal year end in cash, restricted stock awards, restricted stock units or in a combination of cash, restricted stock awards and restricted stock units.
Grant of Plan-Based Awards
The following table sets forth information on plan-based awards made to the NEOs in 2022.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target (#)	Maximum (#)
Mark R. DeFazio	RSU	2/23/2022	—	—	—	—	—	—	14,752	1,501,606
	PRSU	6/1/2022	—	—	—	—	20,800	—	—	1,606,384
	AIP		—	1,000,000	—	—	—	—	—	—
Gregory Sigrist	RSU	2/23/2022	—	—	—	—	—	—	3,829	389,754
	AIP		168,714	374,920	543,634	—	—	—	—	—
Laura Capra	RSU	2/23/2022	—	—	—	—	—	—	3,617	368,174
	AIP		167,922	373,161	541,083	—	—	—	—	—
Scott Lublin	RSU	2/23/2022	—	—	—	—	—	—	4,179	425,380
	AIP		236,221	472,442	708,663	—	—	—	—	—
Nick Rosenberg	RSU	2/23/2022	—	—	—	—	—	—	4,306	438,308
	AIP		202,386	404,771	607,157	—	—	—	—	—

(1)
The amounts in these columns represent the threshold, target and maximum amounts of potential cash incentive payments that may be earned under the AIP as established by the Compensation Committee. The AIP and awards are described under “Compensation Discussion and Analysis — Short-Term Cash Incentives — Amended and Restated Executive Annual Incentive Plan.” The actual amounts earned by each executive, and which were paid in a mix of cash and restricted stock units, are disclosed in the Summary Compensation Table.

(2)
The amounts in these columns represent the target number of shares that may be earned with respect to PRSUs granted in 2022. Earned shares will be paid following the end of the 2021-2023 performance period, based on the extent to which the performance measures have been achieved. These awards are described under “Compensation Discussion and Analysis — Long-Term Incentives.”

(3)
The amounts reported are the aggregate grant date fair value of RSU and PRSU awards computed in accordance with FASB ASC Topic 718. Refer to note (1) in the Summary Compensation Table for additional detail on the grant date fair value of awards. Details regarding outstanding stock awards can be found in the Outstanding Equity Awards at Fiscal Year-End table.

Outstanding Equity Awards at Fiscal Year End
The following table provides information concerning unexercised stock options and unvested restricted stock awards for each Named Executive Officer as of December 31, 2022.
	Option Awards					Stock Awards
	Option Award Grant Date	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price ($)	Option expiration date	Stock Award Grant Date	Number of shares or units of stock that have not vested	Fair value of shares or units of stock that have not vested(1) ($)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested(1) ($)
Mark R. DeFazio	10/22/2013	46,200	—	18.00	10/22/2023	06/01/2022	—	—	20,800(2)	1,220,336
	12/02/2013	74,000	—	18.00	12/02/2023	05/03/2021	—	—	19,200(3)	1,126,464
	03/18/2014	30,000	—	18.00	03/18/2024	02/23/2021	6,561(4)	384,934	—	—
	06/01/2015	70,000	—	18.00	06/01/2025	02/23/2022	14,752(5)	865,499	—	—
Gregory Sigrist	—	—	—	—	—	02/23/2022	3,829(6)	224,647	—	—
	—	—	—	—	—	02/23/2021	2,893(4)	169,732	—	—
Laura Capra	—	—	—	—	—	02/23/2022	3,617(6)	212,209	—	—
	—	—	—	—	—	02/23/2021	4,730(4)	277,509	—	—
Scott Lublin	—	—	—	—	—	02/23/2022	4,179(6)	245,182	—	—
	—	—	—	—	—	05/03/2021	—	—	10,000(3)	586,700
	—	—	—	—	—	02/23/2021	3,903(4)	228,989	—	—
Nick Rosenberg	—	—	—	—	—	02/23/2022	4,306(6)	252,633	—	—
	—	—	—	—	—	02/23/2021	5,234(4)	307,079	—	—

(1)
Based on the $58.67 per share trading price of the Company’s common stock on December 30, 2022.

(2)
Vest on February 28, 2024, assuming certain performance has been met.

(3)
Shares vested on February 28, 2023.

(4)
Vest in three equal annual installments beginning on March 1, 2022.

(5)
4,917 restricted stock awards vest in three equal annual installments beginning on March 1, 2023 and 9,835 restricted stock awards granted on February 23, 2022 became 100% vested on February 23, 2023.

(6)
Vest in three equal annual installments beginning on March 1, 2023.

Option Exercised and Stock Vested Table
The following table provides information for each of our NEOs regarding the exercise of stock options and the vesting of stock awards during 2022, value realized upon the exercise of stock options and the vesting of stock awards is based on the market price of company stock on the applicable exercise or vesting date.

	Options Exercised and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting ($)
Mark R. DeFazio	10,800	415,044	8,944	725,026
Gregory Sigrist	—	—	1,447	139,418
Laura Capra	—	—	4,402	367,017
Scott Lublin	—	—	3,829	290,728
Nick Rosenberg	—	—	5,283	439,653

(1)
Includes the gross number of RSUs that vested or were settled and paid in 2022, and includes any amounts that were withheld for applicable taxes. For Messrs. DeFazio and Lublin, the amounts do not include the PRSUs that vested in 2022 since these shares will be distributed in the first quarter of 2024.

This proxy statement does not contain a pension benefits table or a nonqualified deferred compensation table since the Company does not maintain a defined benefit pension plan or a nonqualified deferred compensation plan.
Potential Payments Upon Termination or Change-in-Control
The following table summarizes the estimated payments that would be made to the NEOs upon termination of employment as of December 31, 2022, pursuant to each executive’s employment agreement, change in control agreement and equity awards. The amounts shown do not include the executive’s vested account balance in the Bank’s 401(k) Plan. The amounts shown relating to unvested restricted stock awards, unvested restricted stock units and unvested performance stock units are based on the fair market value of the Company’s common stock on December 30, 2022, which was $58.67. The actual amounts to be paid to an executive can only be determined at the time of such executive’s separation from service with the Company.
The following table provides the estimated amount of compensation payable to Mr. DeFazio for each of the termination events listed below.
	Termination for Cause ($)(1)	Termination Without Cause or for Good Reason ($)(2)	Payments Due Upon Change in Control ($)(3)	Disability ($)(4)	Death ($)(5)
Cash severance	—	3,440,000	3,440,000	3,440,000	3,440,000
Restricted stock vesting(6)	—	3,597,234	3,597,234	3,597,234	3,597,234
The following table provides the estimated amount of compensation payable to Mr. Lublin for each of the termination events listed below.
	Termination for Cause ($)(1)	Termination Without Cause or for Good Reason ($)(2)	Payments Due Upon Change in Control ($)(3)	Disability ($)(4)	Death ($)(5)
Cash severance	—	944,886	944,886	472,443	472,443
Restricted stock vesting(6)	—	1,647,571	1,647,571	1,647,571	1,647,571
The following table provides the estimated amount of compensation payable to Mr. Sigrist, Ms. Capra and Mr. Rosenberg upon their termination of employment in connection with a change in control. The change in control agreements entered into with the executives do not provide for any severance payments or benefits in the event of a termination of employment that is not in connection with or subsequent to a change in control.

	Gregory Sigrist(7)	Laura Capra(7)	Nick Rosenberg(7)
Cash severance	$374,920	$373,161	$1,101,445
Restricted stock vesting(6)	394,379	489,718	559,712

(1)
Upon a termination for “cause” (as defined in the applicable agreements), the executive will have no right to receive compensation or other benefits under the employment agreement. In addition, the executive will forfeit all non-vested restricted stock awards.

(2)
Under Mr. DeFazio and Mr. Lublin’s employment agreement, respectively, upon an involuntary termination for a reason other than for cause or if the executive voluntarily resigns for “good reason” (as defined in the employment agreement): (i) Mr. DeFazio (or, upon death, his beneficiary) would be entitled to receive a severance payment in the form of a cash lump sum equal to the sum of: (i) three (3) times the executive’s base salary; plus (ii) an amount equivalent to the bonus payment received by, and/or determined to be paid to, the executive with respect to the year immediately prior to the year in which occurred such termination, and (ii) Mr. Lublin (or, upon death, his beneficiary) would be entitled to receive a severance payment in the form of a cash lump sum equal to two (2) times the executive’s base salary. If the executive is a “specified employee” (as defined in Section 409A of the Code), the amounts payable under the employment agreement may be paid on the first day of the seventh month following the executive’s separation from service. In addition, Messrs. DeFazio and Lublin’s employment agreements provide that in the event of an involuntary termination for a reason other than for cause or if the executive voluntarily resigns for good reason, the executive shall become immediately vested in any outstanding unvested equity or equity-based awards.

(3)
Under Mr. DeFazio’s employment agreement, upon the occurrence of a change in control, Mr. DeFazio (or, upon death, his beneficiary) would be entitled to receive a severance payment in the form of a cash lump sum equal to the sum of: (i) three (3) times the executive’s base salary; plus (ii) an amount equivalent to the bonus payment received by, and/or determined to be paid to, the executive with respect to the year immediately prior to the year in which occurred such termination. Under Mr. Lublin’s employment agreement, upon an involuntary termination for a reason other than for cause or if the executive voluntarily resigns for good reason in connection with or following a change in control, Mr. Lublin (or, upon death, his beneficiary) would be entitled to receive a severance payment in the form of a cash lump sum equal to two (2) times the executive’s base salary. In addition, Messrs. DeFazio and Lublin’s employment agreements provide that in the event of an involuntary termination for a reason other than for cause or if the executive voluntarily resigns for good reason in connection with or following a change in control, the executive shall become immediately vested in any outstanding unvested equity or equity-based awards. Mr. DeFazio would also be entitled to receive a tax indemnification payment if payments under the employment agreement trigger liability under Section 280G of the Code for the excise tax applicable to “excess parachute payments.” Because the estimated payments to Mr. DeFazio are not expected to trigger liability under Section 280G of the Code, no tax indemnification payment is reflected in the above table. The employment agreement entered into with Mr. Lublin provides that the change in control severance payment will be reduced by the minimum dollar amount necessary to avoid an excess parachute payment. The above table discloses the full amount of Mr. Lublin’s severance payment, and it is possible that the payment amount would be required to be reduced to avoid liability under Section 280G of the Code for the excise tax applicable to “excess parachute payments.”

(4)
Under Mr. DeFazio’s employment agreement, in the event of a disability (as defined in the applicable disability insurance policies), Mr. DeFazio will receive benefits under any short-term or long-term disability plans maintained by Metropolitan Commercial Bank. In the event of a short-term disability, Mr. DeFazio will pay to the Company any amounts he receives as short-term disability payments from the short-term disability insurance policy and the Company will continue to compensate Mr. DeFazio, in the full amount owing to him, as if Mr. DeFazio had not suffered a disability. In the event of a long-term disability, Mr. DeFazio will pay to the Company any amounts he receives as long-term disability payments from the long-term disability insurance policy and the Company will continue to compensate him, in the full amount owing to him, as if he had not suffered a disability, for a period of 30 days. Within 30 days of the date of such disability, Mr. DeFazio would be entitled to:

(x) a cash lump sum payment equal to three times his base salary plus an amount equivalent to the bonus received by, and/or determined to be paid to, him with respect to the year immediately before the year in which such disability occurred, (y) in addition, Mr. DeFazio would become fully vested in any outstanding unvested equity awards, and these amounts are shown in the above table. Under Mr. Lublin’s employment agreement, in the event of a disability, Mr. Lublin would be entitled to: a cash lump sum payment equal to one times his base salary and Mr. Lublin would become fully vested in any outstanding unvested equity awards, and these amounts are shown in the above table.
(5)
Under Mr. DeFazio’s employment agreement, upon death, the executive’s beneficiary would be entitled to receive a payment equal to the sum of: (i) three (3) times the executive’s base salary; plus (ii) an amount equivalent to the bonus payment received by, and/or determined to be paid to, the executive with respect to the year immediately prior to the year in which occurred such termination. Under Mr. Lublin’s employment agreement, upon death, the executive’s beneficiary would be entitled to receive a payment equal to one (1) time the executive’s base salary. In addition, Messrs. DeFazio and Lublin’s employment agreements provide that upon death, the executive shall become immediately vested in any outstanding unvested equity or equity-based awards.

(6)
The amount shown reflects the value of non-vested restricted stock awards, restricted stock units and performance shares that become vested.

(7)
Messrs. Sigrist and Rosenberg’s change in control agreements provide that if the executive terminates his employment for good reason (as such term is defined in the agreement) or the Company terminates his employment for a reason other than for cause (as such term is defined in the agreement) on or after a change in control (as defined in the agreement) and during the term of the agreement, then: (a) Mr. Rosenberg will receive a lump sum severance payment equal to two times the greater of his base salary as of the date of termination or the base salary in effect immediately prior to the date of a change in control and two times the highest rate of bonus earned by Mr. Rosenberg in any one of the three calendar years immediately preceding the year in which the termination of employment occurs, and (b) Mr. Sigrist will receive a cash severance amount equal to one times the greater of the executive’s base salary in effect as of the date of termination or the base salary in effect immediately prior to the date of a change in control, payable by lump sum. Notwithstanding the foregoing, the payments required under the change in control agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code. The above table discloses the full amount of the payment, and it is possible that the payment amount would be required to be reduced to avoid liability under Section 280G of the Code for the excise tax applicable to “excess parachute payments.” Ms. Capra’s change in control agreement provides that if the executive terminates employment in a qualifying termination (as such term is defined in the agreement), within twelve (12) months following a change in control for reasons other than good cause, the executive will be entitled to a payment equal to the executive’s annual base cash compensation.

CEO PAY RATIO
CEO Pay Ratio
As required by applicable SEC rules, the Company is providing the following information about the relationship of the annual total compensation of the Company’s median employee to the annual total compensation of Mr. DeFazio, the Company’s Chief Executive Officer and President. For 2022, the Company’s last completed fiscal year:
•
the annual total compensation of the Company’s median employee was $111,512; and

•
the annual total compensation of the CEO as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $4,612,094.

Based on this information, for 2022 the CEO’s annual total compensation was 41 times that of the annual total compensation of the Company’s median employee.
The Company took the following steps to identify its median employee, as well as to determine the annual total compensation of the Company’s median employee and its CEO.
1.
The Company determined that, as of December 31, 2022 (“Determination Date”) its employee population consisted of 241 individuals (239 full-time employees and 2 part-time employees).

2.
To identify the “median employee” from its employee population, the Company used the amount of “gross wages” for the identified employees as reflected in the Company’s payroll records for the period in the fiscal year through the Determination Date. For gross wages, the Company generally used the total amount of compensation the employees were paid before any taxes, deductions, insurance premiums, and other payroll withholding. The Company did not use any statistical sampling techniques.

3.
For the annual total compensation of the Company’s median employee, the Company’s identified and calculated the elements of that employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x), resulting in annual total compensation of $111,512.

4.
For the annual total compensation of the CEO (inclusive solely of compensation paid or awarded by the Company), the Company used the amount reported in the “Total” column of the Summary Compensation Table included in this proxy statement.

The required CEO pay ratio information reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from the Company’s, is likely not comparable to the Company’s SEC-required or supplemental CEO pay ratios.

PAY VERSUS PERFORMANCE
We are required by SEC rules to disclose the following information regarding compensation paid to our NEOs. The amounts set forth below under the headings Compensation Actually Paid (“CAP”) to our Principal Executive Officer (“PEO”) or CEO and Average CAP to non-PEO NEOs have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Footnote (2) below sets forth the adjustments from the Total Compensation for the PEO and non-PEO NEOs reported in the Summary Compensation Table above.
The Compensation Committee does not utilize CAP as the basis for making compensation decisions. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.” Because CAP includes multiple years of grants, the calculation of CAP each year is heavily impacted by the change in the stock price and therefore, may be higher or lower than Summary Compensation Table compensation values.
Year(1)	Summary Compensation Table for PEO ($)	Compensation Actually Paid to PEO ($)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)	Value of Fixed $100 Investment Based On:		Net Income (in millions) ($)	Non- GAAP Adjusted ROATCE(5)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	4,612,094	2,045,247	960,656	249,561	122	116	59.4	16.6%
2021	4,377,178	8,378,208	1,928,708	3,506,689	221	125	60.6	15.2%
2020	2,034,435	1,013,573	901,166	621,579	75	91	39.5	12.9%

(1)
The PEO in all three reporting years is Mark DeFazio. The other NEOs in the 2022 reporting year are Laura Capra, Scott Lublin, Nick Rosenberg, and Gregory Sigrist. The other NEOs in the 2021 reporting year are Scott Lublin and Nick Rosenberg. The other NEOs in the 2020 reporting year are Laura Capra and Scott Lublin.

(2)
SEC rules require certain adjustments be made to the Summary Compensation Table values to determine CAP. For purposes of the pension valuation adjustments, NEOs do not participate in any defined benefit plan and as such are not included in the below table. The following table details the applicable adjustments that were made to determine CAP.

PEO Adjustments	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table Total	4,612,094	4,377,178	2,034,435
Deduct Fair Value of Equity Awards included in Summary Compensation Table	3,106,384	2,991,918	499,980
Add Fair Value of Awards Granted in Current Year and Outstanding and Unvested at Year-End	2,085,836	5,224,444	238,076
Add Change in Fair Value of Awards Granted in Prior Years and Outstanding and Unvested at Year-End	(1,232,921)	397,882	(819,176)
Add Fair Value of Awards Granted and Vested in Current Year	—	—	117,889
Add Change in Fair Value of Awards Granted in Prior Years that Vested during Year	(313,378)	1,370,622	(57,671)
Total CAP	2,045,247	8,378,208	1,013,573

Non-PEO NEO Adjustments	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table Total	960,656	1,928,708	901,166
Deduct Fair Value of Equity Awards included in Summary Compensation Table	404,985	1,301,678	247,484
Add Fair Value of Awards Granted in Current Year and Outstanding and Unvested at Year-End	233,668	2,328,053	117,823
Add Change in Fair Value of Awards Granted in Prior Years and Outstanding and Unvested at Year-End	(439,833)	159,560	(198,907)
Add Fair Value of Awards Granted and Vested in Current Year	—	—	58,370
Add Change in Fair Value of Awards Granted in Prior Years that Vested during Year	(99,945)	392,046	(9,389)
Total CAP	249,561	3,506,689	621,579

(3)
The fair value of performance shares/units reporting for CAP purposes in columns (c) and (e) reflects calculated performance at the end of the performance year for internal metrics, in accordance with FASB ASC 718. Performance share/units subject to internal metrics will ultimately vest based on measured performance through the end of the performance period.

(4)
Reflects the total shareholder return indexed to $100 per share for the KBW Regional Bank Index, which is the industry line peer group reported in our 2022 Form 10-K.

(5)
Adjusted ROATCE is a non-GAAP financial measure. Adjusted ROATCE is as reported in our fourth quarter 2022 earnings press releases.

Tabular List of Financial Performance Measures
The following table identifies the most important financial performance measures used by the Company to link CAP to the Company’s NEOs in 2022 to Company performance. The role of each of these performance measures on our NEOs’ compensation is discussed in “Compensation Discussion and Analysis.”
Financial Performance Measures
Adjusted ROATCE
Net Income
Loans

Analysis of the Information Presented in the Pay Versus Performance Table
The following charts show the relationship between the Company’s cumulative three-year TSR and that of the KBW Regional Bank Index, as well as CAP and the required financial performance measures in the Pay Versus Performance table above — Company TSR, Peer Group TSR, Net Income and the Company-selected measure of Adjusted ROATCE.

Comparison of Three-Year Cumulative TSR
Metropolitan Commercial Bank
KBW Regional Bank Index
$250
$200
$150
$100
$50
$0
2019
2020
2021
2022
$91
$75
$221
$125
$122
$116

CAP vs. Net Income
Compensation Actually Paid ($M)
Net Income ($M)
$15
$12
$9
$6
$3
$0
$75
$60
$45
$30
$15
$0
$39.5
$60.6
$59.4
$1.0
$0.6
$8.4
$3.5
$2.0
$0.2
2020
2021
2022
PEO CAP
Non-PEO NEO Avg. CAP
MCB Net Income

CAP vs. TSR
Compensation Acutally Paid ($M)
Cumulative TSR
(Value of Fixed $100 Investment at 12/31/19)
$15
$12
$9
$6
$3
$0
$250
$200
$150
$100
$50
$0
$1.0
$0.6
$8.4
$3.5
$2.0
$0.2
$75
$221
$122
2020
2021
2022
PEO CAP
Non-PEO NEO Avg. CAP
MCB TSR

CAP vs. Adjusted ROATCE
Compensation Actually Paid ($M)
Adjusted ROATCE
$15
$12
$9
$6
$3
$0
20%
16%
12%
8%
4%
0%
12.9%
15.2%
16.6%
$1.0
$0.6
$8.4
$3.5
$2.0
$0.2
2020
2021
2022
PEO CAP
Non-PEO NEO Avg. CAP
MCB Adjusted ROATCE

Director Compensation
The following table sets forth information regarding the compensation paid to the Company’s non-employee directors for the fiscal year ended December 31, 2022. Mr. DeFazio does not receive any additional compensation for service on the Company’s Board and Metropolitan Commercial Bank’s Board of Directors.
Name(1)	Fees earned or paid in cash ($)	Stock Awards ($)(2)	Total ($)
Anthony J. Fabiano	72,000	103,990	175,990
Dale C. Fredston	57,000	103,990	160,990
David J. Gold(3)	131,000	103,990	234,990
Harvey M. Gutman(3)	104,000	103,990	207,990
Terence J. Mitchell	139,000	103,990	242,990
Chaya Pamula	92,000	110,541	202,541
Robert C. Patent(3)	129,000	103,990	232,990
Maria F. Ramirez	76,500	103,990	180,490
William Reinhardt(3)	296,000	103,990	399,990
Katrina Robinson	46,000	110,541	156,541
George J. Wolf, Jr.	80,000	103,990	183,990

(1)
As of December 31, 2022, the directors had no unvested stock options.

(2)
Based on closing price of $103.99 on date of grant, January 25, 2022. As of December 31, 2022, each of the directors had 1,000 shares of unvested restricted stock, except for Ms. Pamula and Ms. Robinson who each had 1,063 shares.

(3)
These were the permanent members of the Credit Committee of the Bank during 2022, which met 39 times in 2022.

Director Fees
Fees Paid In 2022
Non-executive directors received the following fees for their service as chairperson of the board and committees of the board, which were paid in cash.
Chair	Retainer
Board Chair	$75,000
Compensation Committee Chair	15,000
Audit Committee Chair	50,000
ORM Committee Chair	25,000
Governance Committee Chair	15,000
ARG Committee Chair	5,000
Credit Committee Chair	10,000
COC Chair	10,000
Technology Committee Chair	10,000

In addition, in 2022, non-executive directors each received the following fees for each committee meeting attended in person or by telephone.
Committee Meeting	Fee
Audit Committee	$2,500
Compensation Committee	2,000
Governance Committee	2,000
ARG Committee	2,000
Credit Committee	2,000
ORM Committee	2,000
ALCO	2,000
COC	2,000
Technology Committee	2,000
Transactions with Related Persons
Transactions by the Company or Metropolitan Commercial Bank with related parties are subject to certain regulatory requirements and restrictions, including the Federal Reserve Board’s Regulation W (which governs certain transactions by Metropolitan Commercial Bank with its affiliates), the Federal Reserve Board’s Regulation O (which governs certain loans by Metropolitan Commercial Bank to its executive officers, directors and principal stockholders, and their related interests), and applicable New York state laws.
Under applicable SEC and NYSE rules, related party transactions are transactions in which the Company is a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of the Company include directors (including nominees for election as directors), executive officers, five percent stockholders and the immediate family members of these persons. Related party transactions will be referred for approval to the Company’s Governance Committee. In determining whether to approve a related party transaction, the Governance Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to the Company’s regulators and the potential violations of other corporate policies. Other than the insider loans as described below, there were no related party transactions in 2022.
The Sarbanes-Oxley Act of 2002 (“SOX”) generally prohibits the Company from making loans to the Company’s executive officers and directors, but it contains exemptions from such prohibition for certain loans made by an issuer to its officers and directors. On March 6, 2023, the Company, after discussing the matter with outside legal counsel (and without separate consideration by the Governance Committee), purported to make a loan to the Company’s President, Chief Executive Officer and Director, Mark DeFazio, in the amount of $7,468,000, with a fixed interest rate of 5.708% per annum (the “2023 Loan”), and Mr. DeFazio used substantially all of the proceeds to pay the exercise price in connection with the exercise of existing stock options and satisfy withholding tax obligations in connection with such exercise (the “Option Exercise”). In connection with the preparation of this proxy statement, management and the Executive Committee of the Board, along with outside counsel, reevaluated the 2023 Loan as well as a previously disclosed loan to Mr. DeFazio which was initially made on August 15, 2016 and subsequently extended on August 15, 2021 in the amount of $780,000 and having an interest rate of 2.1% per annum (the “2021 Loan”). As part of this reevaluation, the Company determined that the 2023 Loan and the 2021 Loan were likely impermissible under applicable law and/or regulations.
As a result of these determinations, and to the extent that the 2023 Loan and the Option Exercise were not void as a matter of law, on April 26, 2023, the Company entered into a Rescission Agreement with Mr. DeFazio. The Rescission Agreement provided, among other things, that the 2023 Loan and the Option

Exercise would be rescinded and deemed null and void and that payments made in respect of the 2023 Loan, if any, would be returned. In connection with the entry into the Rescission Agreement, Mr. DeFazio repaid, in full, the 2021 Loan.
At December 31, 2022, the aggregate amount of extensions of credit to the Company’s directors, executive officers, principal stockholders and their associates was $780,000. As of the date hereof, such amount is $0. Since January 1, 2022, Mr. DeFazio paid $10,707.23 in interest on the 2021 Loan.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s Audit Committee has approved the engagement of Crowe LLP to be its independent registered public accounting firm for the year ending December 31, 2023, subject to the ratification of the engagement by the Company’s stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Crowe LLP for the year ending December 31, 2023.
A representative of Crowe LLP is expected to attend the Annual Meeting to respond to appropriate questions.
Even if the engagement of Crowe LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Metropolitan Bank Holding Corp. and its stockholders.
Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe LLP during the years ended December 31, 2022 and 2021.
	2022	2021
Audit Fees	$527,600	$443,842
Audit-Related Fees	12,500(1)	162,008(2)
Tax Fees	—	—
All Other Fees	—	—

(1)
Fees for services rendered in connection with the Company’s Registration Statement on Form S-8, including review of the filing and consent to the independent registered public accounting firm’s audit report being included in the filing.

(2)
Fees for: (a) comfort letter procedures related to the Company’s stock offering and (b) services rendered in connection with the Company’s shelf registration statements, including review of the filing and consent to the independent registered public accounting firm’s audit report being included in the filing.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee has considered whether the provision of non-audit services was compatible with maintaining the independence of Crowe LLP. The Audit Committee concluded that performing such services did not affect the independence of Crowe LLP in performing its function as the Company’s independent registered public accounting firm.
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement before the services begin or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit-related fees and all other fees described above were approved as part of the Company’s engagement of Crowe LLP.
The Board recommends a vote “FOR” the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

PROPOSAL 3 — ADVISORY VOTE ON NAMED EXECUTIVEOFFICER COMPENSATION
The Company values the opinions of its stockholders, and in accordance with Section 14A of the Securities Exchange Act of 1934, the stockholders have the opportunity to approve, on an advisory basis, the compensation of the NEOs (commonly referred to as a “say-on-pay” vote) as disclosed in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, the related compensation disclosure tables, and the narrative discussion that accompanies the compensation disclosure tables. This is the Company’s first say-on-pay vote. The Board recommends that the stockholders vote to approve, on an advisory basis, the compensation of the NEOs.
As discussed in the CD&A, the Company’s executive compensation program is designed to assist in attracting and retaining key executives critical to its long-term success, to motivate these executives to create value for its stockholders, and to provide cost-effective, timely and desired services to its customers. The Compensation Committee, with the assistance of an independent compensation consultant, seeks to provide base salary and incentive-based compensation, including target annual cash incentive compensation and target long-term equity-based incentive compensation, that are competitive with the median level of compensation provided by the Company’s compensation peer group to effectively link pay with performance.
The Compensation Committee evaluates the level of compensation, the mix of base salary, incentive-based compensation and retirement, and welfare benefits provided to each Named Executive Officer.
The Compensation Committee chooses performance goals under the annual incentive plan and the long-term incentive plan to support the Company’s short and long-term business plans and strategies. In setting targets for the short and long-term performance goals, the Compensation Committee considers the Company’s annual and long-term business plans and certain other factors, including pay-for-performance alignment, economic and industry conditions, and the practices of the Company’s compensation peer group. The Compensation Committee sets challenging, but achievable, goals for the Company and its executives to drive the achievement of short and long-term objectives.
For the reasons indicated above and more fully discussed in the CD&A, the Board recommends that the stockholders vote in favor of the following advisory resolution:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation, Discussion and Analysis, compensation tables, and narrative discussion that accompanies the compensation disclosure tables, is hereby approved.”

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
As described in Proposal 3 above, the stockholders have the opportunity to cast an advisory vote to approve the compensation of the Company’s NEOs (commonly referred to as a “say-on-pay vote”). In accordance with the requirements of Section 14A of the Securities and Exchange Act of 1934, this Proposal 4 provides the stockholders with the opportunity, at least once every six years, to provide an advisory vote on how often the Company should include a say-on-pay vote in the Company’s proxy statement for future annual stockholder meetings (commonly referred to as a “say-on-pay frequency vote”).
Under this Proposal 4, the stockholders may vote to have the say-on-pay vote every year, every two years, or every three years, or may abstain from voting. This is the Company’s first say-on-pay frequency vote. Following this year’s say-on-pay frequency vote, it is expected that the next such vote will be at the Company’s 2029 annual stockholders’ meeting. Stockholders may cast their advisory vote on the say-on-pay frequency vote for “every year,” “every two years,” “every three years,” or may abstain.
The Board recommends that the stockholders approve, on an advisory basis, holding a say-on-pay vote every year.

STOCKHOLDER PROPOSALS
To be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Metropolitan Bank Holding Corp.’s executive office, 99 Park Avenue, 12th Floor, New York, New York 10016, no later than January 6, 2024, the 120th day before the anniversary date of this proxy statement. If next year’s annual meeting is held on a date that is 30 days or more from May 31, 2024, any stockholder proposal must be received at a reasonable time before the Company prints or mails its proxy materials for such meeting. Any such proposals will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.
Under SEC Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the Company’s annual meeting of stockholders to be held in 2024 must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. This deadline is April 1, 2024.
To be considered at next year’s annual meeting of stockholders, but not included in proxy materials, a stockholder nomination for director or proposal to take action at such meeting must be received by the Secretary of Metropolitan Bank Holding Corp. at the principal executive office of Metropolitan Bank Holding Corp. by no later than the close of business on February 5, 2024, which is the 90th day before the anniversary date of this proxy statement; provided, that if the date of the annual meeting is advanced more than 30 days or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, such written notice will be timely if delivered or mailed to and received by the Secretary of Metropolitan Bank Holding Corp. at the principal executive office of Metropolitan Bank Holding Corp. not later than the 10th day following the day on which public disclosure of the date of such meeting is first made. Any such proposals will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.
The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter: (1) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address of such stockholder as they appear on the books of Metropolitan Bank Holding Corp. and of the beneficial owner, if any, on whose behalf the proposal is made; (3) the number of shares of capital stock that are owned beneficially or of record by such stockholder and such beneficial owner; (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
A notice with respect to director nominations must include: (1) a statement that the writer is a stockholder and is proposing a candidate for consideration by the Board; (2) a statement from the candidate that they will be willing to serve as a director if elected; (3) the name and address of the stockholder as they appear on the Company’s books, the number of shares that are owned beneficially by the stockholder and the holding period of the Company’s common stock that are owned beneficially by the stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required); (4) a representation as to whether such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice; (5) the name, age, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s share ownership should be provided); (6) a description of all arrangements or understandings between the proposing stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (7) a statement of the candidate’s business background and experience and all other information relating to such person that would indicate such person’s qualification to serve on the Company’s Board; and (8) such other information regarding the candidate or the stockholder as would be required to be included in the Company’s proxy statement pursuant to SEC Regulation 14A.

Nothing in this Proxy Statement will be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.
OTHER MATTERS
The Board is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board, as holders of the proxies, will act as determined by a majority vote.
MISCELLANEOUS
The cost of solicitation of proxies will be borne by Metropolitan Bank Holding Corp. Metropolitan Bank Holding Corp. will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. Georgeson LLC will assist us in soliciting proxies, and we have agreed to pay them a fee of $13,500 plus reasonable expenses for their services. In addition to solicitations by mail, directors, officers and regular employees of Metropolitan Bank Holding Corp. may solicit proxies personally or by telephone without additional compensation. The Company’s 2022 Annual Report to Stockholders is included with this Proxy Statement. Any stockholder may obtain a copy of the Annual Report on Form 10-K through the Company’s website, www.mcbankny.com, by calling us or writing us at the address below. Such annual report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.
Investor Relations
Metropolitan Bank Holding Corp.
99 Park Avenue, 12th Floor
New York, New York 10016
Phone: (212) 365-6721
IR@mcbankny.com

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/MCB or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/MCB Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all nominees listed and FOR Proposals 2 and 3 and 1 YEAR on Proposal 4. 1. Election of Directors 01 - Anthony Fabiano – for a 3-year term 02 - Robert Patent – for a 3-year term 03 - Maria Fiorini Ramirez – for a 3-year term For Withhold For Withhold For Withhold 04 - William Reinhardt – for a 3-year term 2. Ratification of Appointment of Independent Registered Public Accounting Firm For Against Abstain 3. Consideration of an advisory Vote on Named Executive Officer Compensation For Against Abstain 4. Consideration of an advisory Vote on the Frequency of Future Advisory Votes on Named
Executive Officer Compensation 1 Year 2 Years 3 Years Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX

The 2023 Annual Meeting of Stockholders of Metropolitan Bank Holding Corp. will be held on May 31, 2023 at 9:00 a.m., EDT, virtually via the internet at www.meetnow.global/MKW5NHJ To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report to Stockholders are available at: www.edocumentview.com/MCB. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MCB IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Metropolitan Bank Holding Corp. Notice of 2023 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 31, 2023 David Gold, Terence Mitchell, and George J. Wolf, Jr., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Metropolitan Bank Holding Corp. to be held on May 31, 2023 or at any postponement or adjournment thereof. This proxy is revocable and will be voted as directed by the stockholder. If no such directions are indicated, this proxy, properly signed and dated, will be voted FOR the four nominees for director, FOR items 2 and 3 and 1 YEAR for item 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE, “FOR” PROPOSALS 2 AND 3, AND 1 YEAR for PROPOSAL 4. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.